As filed with the Securities and Exchange Commission August 10, 2012

Registration No.______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BMC CAPITAL, INC.

Nevada	5094	90-0712962
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification Number)

One Galleria Tower
13355 Noel Road
Suite 400
Dallas, Texas 75240
(972) 616-6360

(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)

James Roundtree
One Galleria Tower
13355 Noel Road
Suite 400
Dallas, Texas 75240
(972)616-6360
jim@cinsay.com

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Thomas E. Stepp, Jr.
Stepp Law Corporation
15707 Rockfield Boulevard, Suite 101
Irvine, California 92618
Telephone: 949.660.9700
Fax: 949.660.9010
Email: tes@stepplawgroup.com

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See definitions of “large accelerated filer”, “accelerated filer”, a “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐               Accelerated Filer ☐
Non-accelerated Filer ☐                 Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE
Title of Each Class Of Securities To Be Registered	Number of Shares To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock, $.001 par value (1)	2,602,959	$.30	$780,888	$90

(1) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o).  Our common stock is not traded on any national exchange and, in accordance with Rule 457, the offering price was determined by the price shares were sold to our shareholders in private placement transactions.  The selling shareholders may sell shares of our common stock at a fixed price of $.30 per share until the prices of our common stock are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $.30 has been determined as the selling price based upon what we believe will be the market value of our common stock after the registration statement of which this prospectus is a part is declared effective by the SEC.  There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Bulletin Board, nor can there be any assurance that an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION,
DATED AUGUST 10, 2012

BMC CAPITAL, INC.

Up to 2,602,959 Shares of Common Stock
Offering Price: $.30 per share

This is a resale prospectus for the resale of up to 2,602,959 shares of our common stock by the selling stockholders specified herein.  We will not receive any proceeds from the sale of those shares.

Our common stock is not traded on any public market and, although we intend to apply to have the prices of our common stock quoted on the Over-The-Counter Bulletin Board (“OTCBB”) maintained by the Financial Industry Regulatory Authority (“FINRA”) concurrently with the filing of the registration statement of which this prospectus is a part, there can be no assurance that a market maker will agree to file the necessary documents with FINRA to enable us to participate on the OTCBB, nor can there be any assurance that any application filed by any such market maker for quotation on the OTCBB will be approved.

Selling stockholders will sell at a fixed price of $.30 per share until the prices of our common stock are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices.

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April, 2012 and will be subject to reduced public company reporting requirements.  See “Jumpstart Our Business Startups Act” specified herein.

Investing in our common stock involves very significant risks.  See “RISK FACTORS” beginning on Page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commissioner has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is August 10, 2012.

You should rely only on the information specified in this prospectus.  We have not authorized anyone to provide you with information different from that specified in this prospectus.  The selling shareholders are offering to sell, and seeking offers to buy, their common shares, only in jurisdictions where offers and sales are permitted.  The information specified in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  THE SELLING SHAREHOLDERS MAY NOT SELL THEIR SECURITIES UNTIL THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE OF THESE SECURITIES IS NOT PERMITTED.

Table of Contents

PROSPECTUS SUMMARY	1
OUR BUSINESS	1
RISK FACTORS	4
USE OF PROCEEDS	15
CAPITALIZATION	15
DETERMINATION OF OFFERING PRICE	15
DILUTION	16
SELLING SHAREHOLDERS	16
PLAN OF DISTRIBUTION	18
STATE SECURITIES-BLUE SKY LAWS	20
LIMITATIONS IMPOSED BY REGULATION M	20
DESCRIPTION OF SECURITIES TO BE REGISTERED	21
MARKET FOR OUR COMMON STOCK	23
LEGAL PROCEEDINGS	24
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	24
SECURITIES OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS	27
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL POSITION AND RESULTS OF OPERATIONS	28
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	38
OUR BUSINESS	38
RESEARCH AND DEVELOPMENT	43
INTELLECTUAL PROPERTY	43
EMPLOYEES	43
OUR PROPERTY	43
EXECUTIVE COMPENSATION	44
EXPERTS	44
LEGAL MATTERS	45
WHERE YOU CAN FIND MORE INFORMATION	45
AUDITED FINANCIAL STATEMENTS FOR YEARS ENDED DECEMBER 31, 2011, AND DECEMBER 31, 2010	F-2
UNAUDITED FINANCIAL STATEMENTS FOR THE 3 MONTHS ENDED MARCH 31, 2012 AND MARCH 31, 2011	F-16

PROSPECTUS SUMMARY

This prospectus includes forward-looking statements. To the extent that any statements made in this prospectus contain information that is not historical, such as financial projections, information or expectations about our business plans, results of operations, products or markets, or future events, such statements are forward-looking. Forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”.  Although we believe that the expectations specified in those forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from those forward-looking statements.  These include, among others, the cautionary statements in the “RISK FACTORS” section beginning on Page 3 of this prospectus and the “MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL POSITION AND RESULTS OF OPERATIONS” section elsewhere in this prospectus.  We do not undertake any obligation to update publicly any forward-looking statements.

OUR BUSINESS

BMC Capital, Inc. (“we”, “us” or the “Company”) was formed as a Nevada corporation on December 28, 2009, with the name Comanchero Corporation.  On December 30, 2009, we merged with a Texas corporation entitled Comanchero Corporation.  Pursuant to that merger, the Texas corporation was merged with and into us and, accordingly, we are the surviving corporation.  A copy of the Agreement and Plan of Merger which specifies the terms and conditions of that merger is attached as an exhibit to the registration statement of which this prospectus is a part.

On March 1, 2010, we changed our name to Hard Asset Management, Inc.  On May 3, 2010, we changed our name to BMC Capital, Inc.

On July 1, 2010, we effected a 2 for 1 forward split of our then outstanding shares of common stock.

Our fiscal year ends on December 31.

As of the date of this prospectus, we have 178,011,826 shares of our $.001 par value common stock issued and outstanding and held by 50 shareholders.  We are registering 2,602,959 shares of our common stock held by 47 shareholders pursuant to the Securities Act of 1933 for sale by those shareholders, which are named later in this prospectus.  Our officers and directors hold 153,100,000 shares of our common stock, and 125,000 of those shares are being registered.

As of March 31, 2012, we had $773,542 in current assets and $165,602 in liabilities.  Accordingly, our working capital position as of March 31, 2012 was $607,940.

As of December 31, 2011, we had $870,901 in current assets and $190,024 in liabilities.  Accordingly, our working capital position as of December 31, 2011, was $680,877.

Currently, we do not have enough cash to finance our operations.  Heron Capital Partners, Ltd. which is beneficially owned by Christian Briggs, our Chief Executive Officer and member of our Board of Directors (“Heron”), lends us the funds necessary to operate our business.  Since April 1, 2012, Heron has lent us $37,500.  Our operating expenses are approximately $15,000 each month.  Heron will continue to lend funds to us to support our operations until we raise additional funding.  The funds we borrow from Heron accrue interest at the annual rate of 5%.  Additionally, those funds are due and payable one year from the date of each respective loan.

We estimate that we need approximately $700,000 in additional funding to support our operations during the next 12 months.  We anticipate that we should be able to generate cash in excess of $1,100,000 from the sale of our current inventory.  That inventory is fully paid and the proceeds from the sale of that inventory will be used to purchase additional inventory, pay our general and administrative expenses, and additional working capital necessary to conduct our business.  To the extent we are not able to sell our inventory or the sale of our inventory does not provide sufficient proceeds to fund our operations, we will continue to borrow money from Heron.

OUR BUSINESS - continued

We are in the business of purchasing and selling, both as principal and agent for certain of our clients, rare coins, precious metals and antiquities of all kinds.  Our primary business objective is to become one of the leading suppliers of rare antiquities, selling to affluent collections, investors and dealers worldwide.

Our revenue is derived from the sale of rare coins, precious metals and antiquities.

At March 31, 2012, we had $152 cash on-hand and our accumulated deficit was $1,546,189.  At December 31, 2011, we had $4,991 cash on-hand and our accumulated deficit was $1,473,252.  We have incurred operating losses since our formation and expect to incur losses for the foreseeable future, and we may not achieve profitability.  We expect to incur negative cash flows as we increase our inventory and incur operating losses.  Because of the operating losses and negative cash flows, there is substantial doubt as to our ability to continue as a going concern.  We will need to generate revenues in excess of the current amounts to achieve profitability and positive cash flows necessary to continue operating our business.

Presently, Thomas Gingerich, our Chief Financial Officer, is our only employee.  Our officers, directors and consultants are responsible for all planning, development and operational duties and will continue to do so throughout the early stages of our growth.  Human resource planning will be a part of an ongoing process that will include regular evaluation of our operations.

We intend to hire employees at such time as we determine it is appropriate.  We can provide no assurance or guarantee of the date upon which we will hire those employees.

We have no present plans to be acquired or to merger with another company, nor do we company, nor any of our shareholders, have plans to enter into a change of control or similar transaction.

Jumpstart Our Business Startups Act

We are electing to not opt out of JOBS Act extended accounting transition period. This may make our financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company, we can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the standard for the private company. This may make comparison of our financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible, as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. We meet the definition of an emerging growth company and as long as we qualify as an “emerging growth company,” we will, among other things:

•	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

•	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for- performance”, and “CEO pay ratio”;

OUR BUSINESS - continued

•
be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•
be temporarily exempted from having to solicit advisory say-on-pay, say- on-frequency and say-on-golden-parachute shareholder votes regarding executive compensation pursuant to Section 14A of the Securities Exchange Act of 1934, as amended;

•	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and

•	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

We will continue to be an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered pursuant to the Securities Act of 1933, as amended;

•	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

The offering

Securities being offered:	Up to 2,602,959 shares of our common stock, $.001 par value by the selling stockholders.
Offering price per share:	$.30
Offering period:	The shares will be offered on a time-to-time basis by the selling stockholders.
Net proceeds:	We will not receive any proceeds from the sale of the shares.
Use of proceeds:	We will not receive any proceeds from the sale of the shares.
Number of Shares of Common Stock Authorized and Outstanding:	178,011,826 shares of common stock issued and outstanding, 249,000,000 shares of $.001 par value common stock authorized.

The number of shares of our common stock outstanding excludes:
•	A total of 500,000 shares of common stock issuable upon the exercise of outstanding stock options;
•	A total of 10,000,000 shares of common stock reserved for future issuance pursuant to our 2010 Stock Incentive Plan, which we refer to as the “Plan”;
•	A total of 1,000,000 shares of common stock issuable upon the conversion of shares of our preferred stock;
•	Those shares of our common stock issuable upon the conversion of a Convertible Demand Promissory Note dated June 16, 2011, in the principal amount of $47,125; and
•	A total of 1,606,441 shares of common stock issuable on the exercise of outstanding warrants.

OUR BUSINESS - continued

There is no trading market for our common stock.  We intend to apply for participation on the Over-the-Counter Bulletin Board (“OTCBB”), and we hope that thereafter such trading market will develop.  The selling stockholders will sell at a fixed price of $.30 per share until prices of our common stock are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices.

We intend to enter into an agreement with a broker-dealer registered with the Securities and Exchange Commission (the “SEC”) and a member in good standing of FINRA to assist us in connection with causing the prices of our common stock to be quoted on the OTCBB.  There can be no assurance that any application filed by any sponsoring market maker for such quotation on the OTCBB will be approved.

Selected Financial Information

	For the year ended December 31, 2011	For the year ended December 31, 2010	For the 3 months ended March 31, 2012 (unaudited)
BALANCE SHEET DATA:
Current Assets:	$870,901	$740,278	$773,542
Total Assets:	$870,901	$740,278	$773,542
Total Liabilities:	$190,024	$343,672	$165,602
Stockholders’ Equity (Deficit):	$680,877	$396,606	$607,940

STATEMENT OF OPERATIONS DATA:	For the year ended December 31, 2011	For the year ended December 31, 2010	For the 3 months ended March 31, 2012 (unaudited)
Revenue:	$380,950	$1,959,023	$152,841
Gross Profit:	$(44,050)	$441,529	$15,621
Operating Expenses:	$1,033,331	$807,512	$88,558
Net (Loss):	$(1,059,492)	$(504,232)	$(72,937)

The foregoing summary information is qualified by and should be read in conjunction with our financial statements and accompanying footnotes, appearing elsewhere in the registration statement of which this prospectus is a part.

RISK FACTORS

This prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, those forward-looking statements can be identified by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks specified below that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Investors should carefully consider the following factors in evaluation our business, operations and financial condition.  Additional risks and uncertainties not presently known to us, that we currently deem immaterial, or that are similar to those faced by other companies in our industry or business in general, such as competitive conditions, may also impair our business operations.  The occurrence of any of the following risks could have a material adverse effect on our business, financial condition and results of operations.

RISK FACTORS - continued

Risks Related to Our Business

Our limited operating history makes it difficult to evaluate our business and future prospects.

We were formed in 2009.  While we have conducted development, sales and marketing activities, recently we have been operating at a loss.  Any purchaser of our common stock should consider our business and prospects in light of the risks and difficulties we will encounter as an early stage business.  These risks include:
•	Our ability to effectively and efficiently market and distribute our products,
•	Our ability to obtain market acceptance of our current and future products, and
•	Our ability to sell our products at competitive prices, which exceed our per unit costs.

We may not be able to resolve these risks and difficulties, which could materially and adversely affect our revenue, operating results and our ability to continue to operate our business.

Our limited operating history makes it difficult to evaluate our business and future prospects.  We cannot provide any assurance that we will operate profitably.  Additionally, our operations will be subject to risks inherent in the operation of an early stage business, including, among other things, the purchase and sale of rare coins, precious metals and antiquities and implementation of our marketing campaigns and strategies.  Our ability to generate future revenues will be dependent on a number of factors, most of which are beyond our control, including demand for rare coins, precious metals and antiquities, market competition and government regulation.  As with any investment in a company with a limited operating history, ownership of our securities may involve significant risks and is not recommended if an investor cannot reasonably accommodate the risk of a total loss of his or her investment.

We require additional funding to continue our operations.  If we do not secure additional funding, we may not be able to continue as a going concern.

We incurred a net loss of $72,937 for the 3 months ended March 31, 2012.  We incurred a net loss of $1,059,492 for the year ended December 31, 2011.  We anticipate these losses will continue for the foreseeable future.

On March 31, 2012, we had cash reserves of $152 and negative retained earnings of $1,546,189.  On December 31, 2011, we had cash reserves of $4,991and negative retained earnings of $1,473,252.  We estimate that such cash reserves are not sufficient to fund our daily operations.  To fund our daily operations we must raise additional capital.  No guarantee or assurance can be given that we will receive additional funds required to fund our daily operations.  In addition, in the absence of the receipt of additional funding, we may be required to scale back our operations.  Currently, we have enough cash to satisfy those obligations that we can’t accrue or defer until September 30, 2012, and we will require approximately $700,000 to operate our business during the next 12 months.

Because of the lingering effects of the recession and the lack of available credit for businesses such as ours, we may be hampered in our ability to raise the necessary working capital.  We cannot provide any assurance that any additional funding will be available to us, or if available, will be on terms favorable to us.  If we do not raise the necessary working capital and or increase our revenue, we will not be able to remain operational.

Our failure to raise additional capital or generate the cash necessary to finance our business could force us to limit or cease our operations.  Accordingly, we will need to raise additional funds, and we may not be able to obtain additional funds on favorable terms, if at all. If we raise additional funds by the sale of our common stock, our stockholders may experience significant dilution of their ownership interests, and the per-share value of our common stock could decline.

RISK FACTORS - continued

Our corporate actions are substantially controlled by Christian Briggs, James Roundtree, and Thomas Gingerich.

Christian Briggs, James Rountree, and Thomas Gingerich beneficially own approximately 87% of our outstanding shares of common stock as of the date of this prospectus. As a result, they have control of most matters requiring approval by our stockholders, without the approval of our minority stockholders.  They will, also, be able to affect most corporate matters requiring stockholder approval by written consent, without the need for a duly noticed and duly held meeting of our stockholders.  Accordingly, our other shareholders will be limited in their ability to affect change in how we conduct our business.  Mr. Briggs, Mr. Roundtree, and Mr. Gingerich have significant influence in determining the outcome of any corporate transaction or other matters submitted to our shareholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, the election of directors and other significant corporate actions. In addition to their stock ownership, they are key to our operations and have significant influence over our key decisions. This concentration of ownership and influence over our decision-making may also discourage, delay or prevent a change in control of the Company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of the Company and might reduce the price of our common stock. These actions may be taken even if they are opposed by our other shareholders.

Additionally, we are authorized to issue 1,000,000 shares of preferred stock.  All of those shares of preferred stock are convertible into shares of our common stock on a 1 share per 1 share basis.  Additionally, each share of our preferred stock is entitled to 250 votes per share on all matters submitted to our stockholders for a vote.  Those 1,000,000 shares of our preferred stock are issued to Heron Capital Partners, Ltd. (“Heron”), which is beneficially owned by Christian Briggs, our Chief Executive Officer.  Accordingly, in addition to those shares of common stock owned by Heron, Mr. Briggs is in a position to influence the vote of those 1,000,000 shares of our preferred stock.

Because Christian Briggs, James Roundtree, and Thomas Gingerich (our officers and directors) have other outside business activities and will have limited time to spend on our business, our operations may be sporadic, which may result in periodic interruptions or suspensions of operations.

Because our officers and directors have other outside business activities and will only be devoting between 10% and 40% of their time, or 4 to 16 hours per week each to our operations, our operations may be sporadic and occur at times which are convenient to Mr. Briggs, Mr. Roundtree, and Mr. Gingerich.  Christian Briggs will devote 40%, or up to 16 hours per week, James Roundtree will devote 10%, or up to 4 hours per week, and Thomas Gingerich the only full-time employee of the Company, will devote 80%, or up to 40 hours per week. In the event they are unable to fulfill any aspect of their duties to the Company, we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

We are dependent upon our current officers and directors.

We currently are managed by 3 officers (Christian Briggs, James Roundtree, and Thomas Gingerich) and 2 directors (Christian Briggs and Thomas Gingerich) and we are entirely dependent upon them in order to conduct our operations.  If they should resign or die, there will be no one to operate the company.  If our current officers are no longer able to serve as such and we are unable to find other persons to replace them, it will have a negative effect on our ability to continue active business operations and could result in investors losing some or all of their investment in the Company.  To grow our business, we will need the assistance of additional sales representatives knowledgeable in the industry.  There is no guarantee we can add such sales representatives to assist in future growth.

RISK FACTORS - continued

Conversion by Heron Capital Partners, Ltd. of preferred stock to common stock could result in dilution to our shareholders.

Heron Capital Partners, Ltd. holds 1,000,000 shares of our preferred stock.  Those shares of our preferred stock are convertible on a one share for one share basis, into shares of our common stock.  Heron Capital Partners, Ltd. is beneficially owned by Christian Briggs, our Chief Executive Officer.  If Mr. Briggs converts shares of our preferred stock to shares of our common stock, our other stockholders may experience dilution of their ownership interests, and the per share value of our common stock could decline.  There are no restrictions regarding the conversion of that preferred stock by Mr. Briggs.

Competitors with more resources may force us out of business.

The market for rare coin, precious metal and antiquities is intensely competitive and such competition is expected to continue to increase. Generally, our actual and potential competitors are larger companies with longer operating histories, greater financial and marketing resources, with superior name recognition and established customer bases. Therefore, many of these competitors may be able to devote greater resources to attracting customers and be able to grant preferred pricing. Competition by existing and future competitors could result in our inability to secure an adequate customer base sufficient enough to support our endeavors. We cannot be assured that we will be able to compete successfully against present or future competitors or that the competitive pressure we may face will not force us to cease operations.

Our growth strategy reflected in our business plan may not be achievable or may not result in profitability.

We may not be able to implement the growth strategy contemplated in our business plan fast enough for us to achieve profitability.  Our growth strategy is dependent on a number of factors, including market acceptance of our products.  We can provide no assurance that potential customers will purchase our products or that those customers will purchase our products at the cost and on the terms assumed in our business plan.

Among other things, implementation of our growth strategy would be adversely affected if:

●
we are not able to attract sufficient customers to the products we offer, considering the price and other terms required in order for us to attain the level of profitability that will enable us to continue to pursue our growth strategy;

●	adequate penetration of new markets at a reasonable cost becomes impossible, in turn limiting the future demand for our products below the level assumed by our business plan;

●	we are forced to significantly adapt our business plan to meet changes in our markets; and

●	for any reason, we are not able to attract, hire, retain and motivate qualified personnel.

If we cannot manage our growth effectively, we may not become profitable.

Businesses which grow rapidly often have difficulty managing their growth.  If we grow as rapidly as we anticipate, we will need to expand our management by recruiting and employing experienced executives and key employees capable of providing the necessary support.  We can provide no assurance that our management will be able to manage our growth effectively or successfully.  Our failure to meet these challenges could cause us to lose money and our shareholders’ investments in us could be lost.

Among other things, implementation of our growth strategy would be adversely affected if we were not able to attract sufficient customers for the products we offer or plan to offer in light of the price and other terms required in order for us to attain the necessary profitability.

RISK FACTORS - continued

We may not be able to maintain and expand our business if we are not able to retain, hire and integrate key management and operating personnel.

Our success depends in large part on the continued services and efforts of our key management personnel.  Competition for such personnel is intense, and the process of locating key personnel with the combination of skills and attributes required to execute our business strategies may be lengthy.  The loss of key personnel could have a material adverse impact on our ability to execute our business objectives.

Consideration should be given to future prospects in light of the risks and uncertainties typically experienced by companies such as ours.  Some of these risks and uncertainties relate to our ability to:

•	increase awareness of our products and develop user loyalty;
•	raise sufficient capital to sustain and expand our business;
•	maintain effective control of our costs and expenses;
•	respond to competitive market conditions;
•	integrate any business acquisition properly; and
•	attract, retain and motivate qualified personnel.

If we are unsuccessful in addressing any of these risks and uncertainties, our business may be materially and adversely affected.

Possible shortage in supply or price fluctuations of rare coins, precious metals or antiquities may have a detrimental effect on our profitability.

We have not entered into any long-term supply contracts with suppliers of major rare coins, precious metals or antiquities, and we cannot guarantee that we will be able to pass any future increases in rare coins, precious metals or antiquities purchase prices on to consumers.  In the event that there is a significant shortage or change in the prices of rare coins, precious metals or antiquities in the future and we are unable to transfer resulting cost increases to consumers, our profitability may be adversely affected.

We have good working relationships with a limited number of suppliers for rare coins, precious metals or antiquities that are otherwise generally available. Although we believe alternative suppliers are available to supply rare coins, precious metals or antiquities, should any of these suppliers terminate its business arrangement with us or increase the prices of rare coins, precious metals or antiquities supplied by that supplier, it could delay product shipments and adversely affect our profitability.

As our business is subject to the risk of theft or loss in transit, theft or loss could hurt our reputation and affect our revenue.

We face the risk of theft from inventory or during shipment.  We will take steps to prevent such theft by implementing comprehensive surveillance and security measures. In addition, we hope to be in a position to obtain and maintain insurance to cover losses resulting from theft or loss.  However, if security measures fail, losses exceed our insurance coverage, or we are not able to maintain insurance at a reasonable cost, we could incur significant losses from theft, which would substantially harm our business and results of operations.

Our business is subject to a variety of U.S. and foreign laws, rules and regulations that could subject us to claims or otherwise harm our business.

Government regulation of the Internet and e-commerce is evolving and unfavorable changes could substantially harm our business and results of operations.  We are subject to a variety of laws in the U.S. and abroad that affect advertising, that are costly with which to comply, can result in negative publicity and diversion of management time and effort, and can subject us to claims or other remedies.  In some countries, such as the United Kingdom, regulatory agencies are required to pre-approve advertising and investigate complaints from the public.  The failure to obtain approval and/or required revisions as a result of complaints could result in delays which may reduce our revenue, increase our expenses and adversely affect our profitability.  In addition, the laws relating to the liability of providers of online services are currently unsettled both within the U.S. and abroad.  Claims can be brought under both U.S. and foreign law for defamation and other tort claims, unlawful activity, copyright and trademark infringement.

RISK FACTORS - continued

The Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, our liability for listing or linking to third-party websites that include materials that infringe copyrights or other rights, so long as we comply with the statutory requirements of this act.  The Child Online Protection Act and the Children’s Online Privacy Protection Act restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from minors. In the area of data protection, the European Union and many states have passed laws requiring notification to users when there is a security breach for personal data, such as California’s Information Practices Act.   We must comply with the Federal Trade Commission’s unfair trade practices rules and state consumer protection laws including “little” unfair trade practice rules.   Any failure on our part to comply with these laws, rules and regulations may subject us to additional liabilities.

Our officers and directors have limited experience in the rare coin, precious metals and antiquities business, and we may have to hire qualified consultants to assist in our operations. If we cannot locate qualified consultants, we may have to suspend or cease operations which will result in the loss of your investment.

Christian Briggs, our Chief Executive Officer and a member of our Board of Directors, has experience in our industry, but due to his lack of recent experience in the rare coin, precious metals and antiquities business, he and our other officers (who have no such experience) may make decisions and choices that negatively impact our operations, including marketing and sales. Consequently, our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. As a result, we may have to suspend or cease operations which will result in the loss of our shareholders’ investments.  We may decide to hire independent consultants to assist us in sales and marketing.  As independent consultants, with no fiduciary responsibility to our shareholders, their expertise and sales ability may fall short of our expectations and not assist in our growth, but cause us to incur additional expense for their services.  Without name recognition, we will have a definite marketing challenge, and our competitors will have advantages in attracting customers.

The prolonged downturn in the global economy could materially and adversely affect our business and results of operations.

The global market and economic conditions during the years 2008 through 2011 are unprecedented and challenging, with recessions occurring in most major economies. Continued concerns about the systemic impact of potential long-term and wide-spread recession, energy costs, geopolitical issues, and the availability and cost of credit have contributed to increased market volatility and diminished expectations for economic growth around the world. The difficult economic outlook has negatively affected businesses and consumer confidence and contributed to volatility of unprecedented levels.

We may not maintain sufficient insurance coverage for the risks associated with our business operations.

Risks associated with our business and operations include, but are not limited to, claims for wrongful acts committed by our officers, directors, and other representatives, the loss of intellectual property rights, the loss of key personnel and risks posed by natural disasters. Any of these risks may result in significant losses. We do not carry business interruption insurance. In addition, we cannot provide any assurance that our insurance coverage is sufficient to cover any losses that we may sustain, or that we will be able to successfully claim our losses under our insurance policies on a timely basis or at all. If we incur any loss not covered by our insurance policies, or the compensated amount is significantly less than our actual loss or is not timely paid, our business, financial condition and results of operations could be materially and adversely affected.

RISK FACTORS - continued

Material weaknesses in our internal controls and financial reporting may limit our ability to prevent or detect financial misstatements or omissions.  As a result, our financial reports may not be in compliance with U.S. GAAP.  Any material weakness, misstatement or omission in our financial statements will negatively affect the market and the price of our stock, which could result in significant loss to our investors.

None of the members of our current management has recent experience managing and operating a public company, and they rely in many instances on the professional experience and advice of third parties. Therefore, we may, in turn, experience “weakness” and potential problems in implementing and maintaining adequate internal controls as required under Section 404 of the “Sarbanes-Oxley” Act of 2002. This “weakness” also includes a deficiency, or combination of deficiencies, in internal controls over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. If we fail to achieve and maintain the adequacy of our internal controls, as such requirements are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.  Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Pursuant to Section 404 of the Sarbanes-Oxley Act, we are required to include in our annual reports our assessment of the effectiveness of our internal control over financial reporting as of the end of our fiscal years.  We have not yet completed any assessment of the effectiveness of our internal control over financial reporting.  We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification.

As we are an emerging growth company and have elected not to opt out of the extended transition period created by the provisions of the JOBS Act, during that transition period, our independent auditor shall not attest to, and report on, the assessment made by our management regarding the effectiveness of our internal control structure and procedures for financial reporting.

If we are unable to retain key personnel, it will have an adverse effect on our business.  We do not maintain “key man” life insurance policies on our key personnel.

The conduct of our business is dependent on retaining the services of qualified personnel.  The loss of key management, the inability to secure or retain such key personnel with unique knowledge of our business or our inability to attract and retain sufficient numbers of other qualified personnel would adversely affect our business and could have a material adverse effect on our business, operating results, and financial condition.

We do not have “key man” life insurance policies for any of our key personnel.  If we were to obtain “key man” insurance for our key personnel, of which there can be no assurance, the amounts of such policies may not be sufficient to pay losses experienced by us as a result of the loss of any of those personnel.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, which will require us to incur audit fees and legal fees in connection with preparation of reports.  These additional costs could reduce or eliminate our ability to operate profitability.

Following the effective date of this registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.  In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis.  Moreover, our legal counsel will have to review and assist in the preparation of such reports.  The costs charged by these professionals for such services cannot be accurately predicted at this time, because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys.  These costs will, obviously, be expenses of our operations and, therefore, have a negative effect on our ability to pay our other costs and expenses and earn a profit.

RISK FACTORS - continued

Risks Related to our Common Stock

We are an “emerging growth company,” and any decision on our part to comply with certain reduced disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act enacted in April 2012, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote regarding executive compensation, and stockholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although, if the market value of our common stock that is held by non-affiliates exceeds $700 million during that five-year period or we issue more than $1 billion of non-convertible debt during a 3 year period, we would cease to be an “emerging growth company”. We cannot predict if investors will determine that our common stock is less desirable, if we choose to rely on these exemptions. If some investors determine that our common stock less desireable, as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and our stock price may be more volatile.

Currently, there is no public market for our common stock, and there can be no assurance that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it will probably be subject to significant price fluctuations.  We anticipate our common stock may be quoted on the OTCBB, which may result in limited liquidity and the inability of our stockholders to maintain accurate price quotations of our common stock.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no public market whatsoever for our common stock.  We intend to retain a broker-dealer registered with the SEC and a member in good standing of FINRA to file an application with FINRA, so as to enable the quotation for the prices of our common stock on the OTCBB.  There can be no assurance as to whether any market maker will file that application or if that application will be accepted by FINRA.  We are not permitted to file such application on our own behalf.  If that application is accepted, there can be no assurance as to whether any market for our common stock will develop or the prices at which our common stock will trade.  If that application is accepted, we cannot predict the extent to which investor interest in us will result in the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, it is probable that our common stock will not be followed by any market analysts, and there may be few institutions acting as market makers for our common stock.  Either of these factors could adversely affect the liquidity and trading price of our common stock.  Until an orderly market develops in our common stock, if ever, the price at which it trades will probably fluctuate significantly.  Prices for our common stock will be determined in the market and may be influenced by many factors, including the depth and liquidity of the market for our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these RISK FACTORS, investor perception, and general economic and market conditions.  No assurance can be given that an orderly or liquid market will develop for our common stock.  Because of the anticipated low price of our common stock, many brokerage firms may not be willing to effect transactions in our common stock.

RISK FACTORS - continued

On our liquidation, holders of our preferred stock are entitled to receive the first proceeds from the liquidation of our assets.

In the event of any liquidation, dissolution or winding up of our affairs, the holders of the shares of our preferred stock then outstanding are entitled to receive an amount equal to $1 per share from our assets legally available for distribution to our shareholders, whether from capital, surplus or earnings, and before any payment shall be made to the holders of our common stock.  In the event of any such liquidation, dissolution or winding up, there may not be sufficient proceeds from such liquidation, dissolution or winding up after the payment to the holders of our preferred stock of funds sufficient to return to the holders of our common stock the amounts of their investments, or any amount whatsoever.

The market price, if any, for our common stock may be volatile.

If a market price for our common stock should develop, that market price for our common stock may be volatile and subject to significant fluctuations in response to factors including the following:

•	liquidity of the market for our shares of common stock;
•	actual or anticipated fluctuations in our operating results;
•	sales of substantial amounts of our common stock, or the perception that such sales might occur;
•	changes in financial estimates by securities research analysts;
•	changes in the economic performance or market valuations of other companies in our industry;
•	announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;
•	addition or departure of key personnel;
•	fluctuations of exchange rates between foreign currencies and the U.S. dollar;
•	our dividend policy; and
•	general economic or political conditions.

Our operating results may decline below the expectations of our investors.  In that event, the market price of our common stock, if any, would likely be materially adversely affected, and the value of our common stock may decline.  In addition, the securities market has, from time to time, experienced significant price and volume fluctuations that are not related to the operating performance of particular companies.  These market fluctuations may, also, materially and adversely affect the market price of our common stock, if any.

Volatility in our common share price may subject us to securities litigation.

The market for our common stock, if one develops, may be characterized by significant price volatility, and we expect that our share price may be more volatile than a seasoned issuer for the indefinite future.  In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert our management's attention and resources.

Certain provisions of Nevada law provide for indemnification of our officers and directors at our expense and limit their liability, which may result in a major cost to us and damage the interests of our shareholders, because our resources may be expended for the benefit of our officers and/or directors.

Applicable Nevada law provides for the indemnification of our directors, officers, employees, and agents, under certain circumstances, for attorney’s fees and other expenses incurred by them in any litigation to which they become a party resulting from their association with us or activities on our behalf.  We will also pay the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us, if it is ultimately determined that any such person shall not have been entitled to indemnification.  This indemnification policy could result in substantial expenditures by us, which we will be unable to recover.

RISK FACTORS - continued

We have been advised that, in the opinion of the SEC, indemnification for liabilities occurring pursuant to federal securities laws is against public policy as expressed in the Securities Act of 1933 and, therefore, unenforceable.  In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, lawsuit, or proceeding, is asserted by a director, officer, or controlling person in connection with our securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the issue of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.  The legal process relating to this matter, if it were to occur, probably will be very costly and may result in us receiving negative publicity, either of which factors would probably materially reduce the market and price for our common stock, if such a market ever develops.

Any market that develops for our common stock will be subject to the penny stock restrictions, which will create a lack of liquidity and make trading difficult or impossible.

SEC Rule 15g-9 establishes the definition of a “penny stock,” for purposes relevant to us, as an equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions.  It is probable that our common stock will be considered to be a penny stock for the immediately foreseeable future.  This classification severely and adversely affects the market liquidity for our common stock.  For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person’s account for transactions in penny stocks, and the broker-dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

To approve a person’s account for transactions in penny stocks, the broker-dealer must obtain financial information, investment experience and objectives of that person and make a reasonable determination that transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker-dealer must, also, deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker-dealer made the suitability determination, and

•	that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure, also, has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to, both, the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

RISK FACTORS - continued

Because of these regulations, broker-dealers may desire to not engage in the necessary paperwork and disclosures and encounter difficulties in their attempt to sell our common stock, which may affect the ability of the selling shareholders or other holders to sell our common stock in the secondary market and have the effect of reducing trading activity in the secondary market of our common stock.  These additional sales practice and disclosure requirements could impede the sale of our common stock, if and when our common stock becomes publicly traded.  In addition, the liquidity of our common stock may decrease, with a corresponding decrease in the price of our common stock.  Our common stock, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, quite probably, have difficulty selling our common stock.

We intend to not pay dividends on our common stock.

We have not paid any dividends on our common stock, and we have no plans to pay dividends on our common stock in the foreseeable future.

We intend to retain earnings, if any, to provide funds for the operation of our business.  Therefore, there can be no assurance that holders of our common stock will receive any additional cash, stock or other dividends on their shares of our common stock until we have funds which our Board of Directors determines can be allocated to dividends.  Investors that require liquidity should also not invest in our common stock.   There is no established trading market for our common stock and should one develop, it will likely be volatile and subject to minimal trading volumes.

Because we can issue additional shares of common stock, purchasers of our common stock may experience dilution.

We are authorized to issue up to 249,000,000 shares of $.001 par value common stock.  At present, there are 178,011,826 shares of our common stock issued and outstanding.  Our Board of Directors has the authority to cause us to issue additional shares of common stock without consent of any of our stockholders.  We anticipate that we will be required to raise additional capital to finance our operations, and that capital may be raised by the sale of additional shares of our common stock.  Consequently, upon the sale of additional shares of our common stock, our stockholders will experience dilution in the ownership of our common stock.

One of the effects of the existence of unissued and unreserved common stock may be to enable our Board of Directors to issue shares of our common stock to persons friendly to current management, which issuance could render more difficult or discourage in attempt to obtain control of our Board of Directors by merger, tender offer, proxy contests, or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

If a market develops for our common stock, sales of our common stock in reliance on Rule 144 may reduce prices in that market by a material amount.

All of the outstanding shares of our common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933.  As restricted securities, those shares may be resold only pursuant to an effective registration statement or pursuant to the requirements of Rule 144 or other applicable exemptions from registration under that act and as required under applicable state securities laws.  Rule 144 provides in essence that an affiliate (i.e., an officer, director, or control person) who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of the issuer’s outstanding common stock.  The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders, as the OTCBB (if and when the prices of our common stock are quoted thereon) is not an “automated quotation system” and, accordingly, market based volume limitations are not available for securities quoted only on the OTCBB.

RISK FACTORS - continued

Pursuant to the provisions of Rule 144, there is no limit on the number of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days before the date of the proposed sale) after the restricted securities have been held by the owner for a prescribed period.  A sale under Rule 144 or under any other exemption from the Securities Act of 1933, if available, or pursuant to registration of shares of our common stock held by our stockholders, may reduce the price of our common stock in any market that may develop.

Any trading market that may develop for our common stock may be restricted, because of state securities “Blue Sky” laws which prohibit trading absent compliance with individual state laws.

Transfers of our common stock may, also, be restricted under the securities laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such laws, our common stock may not be traded in such jurisdictions.  Because the shares of our common stock registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase such shares in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell and purchasers to purchase such shares.  These restrictions prohibit the secondary trading our common stock.  We currently do not intend and may not be able to qualify securities for resale in those states which do not offer manual exemptions and require securities to be qualified before they can be resold by our shareholders.  Accordingly, investors should consider the secondary market for our securities to be limited.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders.  We are registering 2,012,761 of our 175,951,037 currently outstanding shares of our common stock for resale to provide the holders thereof with tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2012.  The table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus:

Common stock, $.001 par value	$178,013
Preferred stock, $.001 par value	$1,000
Additional paid-in capital	$1,975,116
Accumulated deficit	$(1,546,189)
Total stockholders’ equity (deficit)	$607,940

DETERMINATION OF OFFERING PRICE

There is no established public market for the shares of our common stock being registered.  The shares of our common stock registered by this registration statement were issued at prices ranging from $.001 to $.19 per share from December 2009 through August 2011.  In determining the offering price, we selected $.30 per share, which we believe will be the value of our common stock after the registration statement of which this prospectus is a part is declared effective by the SEC.

Additionally, because we have no significant operating history and have not generated any material revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us.  No valuation or appraisal has been prepared for the business and potential business expansion.  Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

DILUTION

We are not offering any shares of our common stock by this prospectus.  All shares of our common stock that are being registered are owned by the selling shareholders, who will offer such shares at a fixed price of $.30 per share until the prices of our common stock are quoted on the OTCBB or another quotation service and thereafter at prevailing market prices, or privately negotiated prices.  Accordingly, we have not included information on dilution in this prospectus.

SELLING SHAREHOLDERS

All shares of our common stock offered under this prospectus are being offered by selling shareholders and may be sold from time to time for the account of the selling stockholders named in the following table.  The table also contains information regarding each selling stockholder’s beneficial ownership of shares of our common stock as of the date of this prospectus.

We have issued those 2,012,761 shares of our common stock offered by this prospectus to 48 investors pursuant to transactions which we believe are exempt from registration pursuant to the provisions of Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated pursuant thereto.

The selling shareholders may offer and sell, from time to time, any or all of the shares of our common stock which are registered for sale by this registration statement.  As the selling shareholders may offer all or only some portion of the 2,012,761 shares of our common stock to be registered, no estimate can be given as to the amount or percentage of those shares of our common stock that will be held by the selling shareholders upon termination of the offering.

SELLING SECURITYHOLDER AND RELATIONSHIP TO THE COMPANY OR ITS AFFILIATES, IF ANY	SHARES OWNED (NUMBER AND PERCENTAGE*) BEFORE OFFERING	SHARES OFFERED	SHARES OWNED (NUMBER AND PERCENTAGE*) AFTER OFFERING
Ben Ganter	10,000	10,000	0
Brent Almand	10,000	10,000	0
Brian & Jennifer Guinn	10,000	10,000	0
Bruce Wasmuth(1)	10,000	10,000	0
Carl Skelley	1,294,211	361,053	933,158
Chris Ganter	10,000	10,000	0
Clara Roundtree(2)	10,000	10,000	0
Delfino Galindo	10,000	10,000	0
Dimitri Tisnoi	10,000	10,000	0
Dominic Briggs(3)	10,000	10,000	0
Doug Davis	10,000	10,000	0
Doyle Heath McBurnett	25,000	25,000	0
Ed Prous	10,000	10,000	0
Emanual Sklom	526,316	169,079	357,237
Gunnar Sjoegren	750,000	225,000	525,000
Isaac Roundtree(4)	10,000	10,000	0
Island Stock Transfer(5)	25,000	25,000	0
Jeff Drapkin	10,000	10,000	0
Jessica Cook	10,000	10,000	0
James Roundtree(6)	100,000	62,500	37,500
Joe Denton	116,667	66,667	50,000
Jonathan Villeza	10,000	10,000	0
Joulia Prous	10,000	10,000	0
Julie Briggs(7)	10,000	10,000	0
Justin Roundtree(8)	10,000	10,000	0
Kathleen Roundtree(9)	10,000	10,000	0
Kyle Durant	10,000	10,000	0
Leslie Ball	526,316	169,079	357,237
Melissa Gentry	10,000	10,000	0

SELLING SHAREHOLDERS - continued

Munck Wilson Mandala, LLP(10)	200,000	87,500	112,500
Noel Spraggins	83,334	58,334	25,000
Pepperwood Partners(11)	753,666	225,917	527,749
Priscilla Huntress	10,000	10,000	0
Ricardo Villeza	10,000	10,000	0
Ronald Bratek	398,158	137,040	261,118
Scott & Daneille O’Neal	10,000	10,000	0
Sean Ryan	100,000	62,500	37,500
Shanna Brady	10,000	10,000	0
Stahl Family Revocable Tr	1,500,000	412,500	1,087,500
Stephanie Briggs(12)	10,000	10,000	0
Stuart Singer	50,000	50,000	0
Tamara Molenaar	10,000	10,000	0
The Gabrielle Briggs 1995 Trust(13)	10,000	10,000	0
Timothy Rothwell	263,158	103,290	159,868
Tom Gentry	10,000	10,000	0
Thomas Gingerich(14)	100,000	62,500	37,500
Troy Haney	10,000	10,000	0
Total:	7,111,826	2,602,959	4,508,867
*Percentage is indicated only if greater than 1%

(1)	Bruce Wasmuth is the step-father of Christian Briggs, our Chief Executive Officer and a member of our Board of Directors.
(2)	Clara Roundtree is the mother of James Roundtree, our Chief Operating Officer.
(3)	Dominic Briggs is the son of Christian Briggs, our Chief Executive Officer and a member of our Board of Directors.
(4)	Isaac Roundtree is the son of James Roundtree, our Chief Operating Officer.
(5)	Island Stock Transfer is our transfer agent. No person affiliated with Island Stock Transfer is affiliated with the Company.
(6)	James Roundtree is our Chief Operation Officer.
(7)	Julie Briggs is the wife of Christian Briggs, our Chief Executive Officer and a member of our Board of Directors.
(8)	Justin Roundtree is son of James Roundtree, our Chief Operating Officer.
(9)	Kathleen Roundtree is is the former spouse of James Roundtree, our Chief Operating Officer.
(10)	Munck Wilson Mandala, LLP is a law firm. No member of Munck Wilson Mandala, LLP is an affiliate of the Company.
(11)	Pepperwood Partners provided certain consulting services to us. No partner of Pepperwood Partners is an affiliate of the Company.
(12)	Stephanie Briggs is the sister of Christian Briggs, our Chief Executive Officer and member of our Board of Directors.
(13)	The beneficiary of The Gabrielle Briggs 1995 Trust is Gabrielle Briggs, who is the daughter of Christian Briggs, who is Chief Executive Officer and member of our Board of Directors.
(14)	Thomas Gingerich is our Chief Financial Officer, Principal Accounting Officer, Principal Financial Officer, and a member of our Board of Directors.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, are considered as outstanding for computing the percentage of the person holding such options or warrants, but are not considered as outstanding for computing the percentage of any other person.  There are currently no shares of our common stock subject to options, warrants or preferred stock.

None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

The selling stockholders will sell at a fixed price of $.30 per share until the prices of our common stock are quoted on the OTCBB or another quotation service and thereafter at prevailing market prices or privately negotiated prices.

We may require the shareholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the registration statement of which this prospectus is a part untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

PLAN OF DISTRIBUTION

Shares offered only by selling shareholders

We are registering shares of our common stock on behalf of the selling shareholders.  The selling shareholders will offer and sell the shares of our common stock to which this prospectus relates for their own accounts.  We will not receive any proceeds from the sale of those shares.  We will pay all fees and expenses in connection with the registration of those shares.  Fees and expenses of any attorneys or other advisors retained by the selling shareholders in connection with the registration will be paid by the selling shareholders.

The selling shareholders may sell some or all of their shares of our common stock registered hereby at a fixed price of $.30 per share until the prices of our common stock are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Prior to those prices being quoted on the OTCBB, the selling shareholders may sell their shares of our common stock registered hereby in private transactions to other individuals. Although our common stock is not listed on a public exchange, we intend to apply for participation on the OTCBB concurrently with the filing of this registration statement. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling shareholders of their shares of our common stock registered hereby must be made at the fixed price of $1.00 until the prices of our common stock are quoted on the OTCBB.

When prices for our common stock are quoted on the OTCBB, the shares of our common stock registered hereby may be sold or distributed from time to time by the selling shareholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of those shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales;
•	transactions involving cross or block trades on any securities or market where our common stock is trading;
•	through direct sales to purchasers or sales effected through agents;
•	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or
•	any combination of the foregoing;

In addition, the selling shareholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of those shares in the course of hedging the positions they assume with the selling stockholders. The selling shareholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of those shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling shareholders are broker-dealers or affiliates of broker dealers.

We will inform the selling shareholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of those shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act of 1933. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of those shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

PLAN OF DISTRIBUTION - continued

Brokers, dealers, or agents participating in the distribution of those shares may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling shareholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements among the selling shareholders and any other shareholder, broker, dealer or agent relating to the sale or distribution of those shares.

Our affiliates and/or promoters, if any, who are offering their shares of our common stock for sale and any broker-dealers who act in connection with the sale of the shares of our common stock hereunder will be deemed to be “underwriters” of this offering within the meaning of the Securities Act of 1933, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

The selling shareholders and any purchasers of our common stock should be aware that any market that develops for our common stock will be subject to “penny stock” rules.

Insofar as indemnification for liabilities occurring pursuant to the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and, therefore, unenforceable.

If any of the selling shareholders enter into an agreement after the effectiveness of the registration statement of which this prospectus is a part to sell all or a portion of his or her shares of our common stock registered hereby to a broker-dealer as principal and that broker-dealer acts as underwriter, we will file a post-effective amendment to this registration statement identifying that broker-dealer, providing the required information regarding the plan of distribution, revising disclosures in that registration statement, as required, and filing a copy of that agreement as an exhibit to that registration statement.

Penny Stock Rules

SEC Rule 15g-9 establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions.  It is probable that our common stock will be considered to be a penny stock for the immediate foreseeable future.  For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person’s account for transactions in penny stocks and the broker-dealer receive from that person, a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker-dealer must obtain financial information, investment experience, and objectives of that person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluation the risks of transactions in penny stocks.

The broker-dealer must, also, deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker-dealer made the suitability determination and that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in, both, public offerings and in secondary trading and commissions payable to, both, the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks.  The above requirements may create a lack of liquidity, making trading difficult or impossible and, accordingly, shareholders may find it difficult to dispose of our common stock.

STATE SECURITIES-BLUE SKY LAWS

There is no public market for our common stock, and there can be no assurance that any such market will develop in the foreseeable future.  Transfers of our common stock may, also, be restricted under the securities laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such laws, our common stock may not be traded in such jurisdictions.  Because our common stock registered hereunder has not been registered for resale under the “Blue Sky” laws of any state, the holders of our common stock and persons who desire to purchase our common stock in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions regarding the ability of investors to sell our common stock and of purchasers to purchase our common stock.  Accordingly, investors may not be able to liquidate our common stock and should be prepared to hold our common stock for an indefinite period of time.

The selling shareholders may contact us directly to ascertain procedures necessary for compliance with Blue Sky laws in the applicable states relating to sellers and purchasers of our common stock.

We intend to apply for listing in a nationally recognized securities manual, which, once published, will provide us with “manual” exemptions in 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling stockholders under this registration statement.  In these states, if we obtain and maintain an acceptable manual exemption, secondary trading of our common stock can occur without filing, review or approval by state regulatory authorities in these states.  These states are Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming.  We cannot secure this listing until after the registration statement of which this prospectus is a part is declared effective.  When we secure this listing, secondary trading of our common stock can occur in these states without further action.

We currently do not intend to and may not be able to qualify our common stock for resale in other states which require our common stock to be qualified before such common stock can be resold by our shareholders.

LIMITATIONS IMPOSED BY REGULATION M

Pursuant to applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of our common stock may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of any such distribution.  In addition, and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders.  We will make copies of this prospectus available to the selling stockholders and inform them of the requirement regarding delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby.  We assume no obligation to deliver copies of this prospectus or any related prospectus supplement.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

We are authorized to issue 249,000,000 shares of common stock, $.001 par value.  There are 178,011,826 shares of our common stock issued and outstanding on the date of this prospectus, which shares are held by 50 shareholders.  The holders of our common stock:

•	Have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if, declared by our Board of Directors;

•	are entitled to share ratably in all of the assets available for distribution to holders of our common stock upon liquidation, dissolution, or winding up of our affairs;

•	do not have preemptive, subscription or conversion, or redemption rights; and

•	are entitled to one vote per share on all matters submitted to stockholders for a vote.

See also “PLAN OF DISTRIBUTION” and “RISK FACTORS” regarding negative implications of being classified as a “penny stock.”

Preferred Stock

We are authorized to issue 1,000,000 shares of preferred stock, $.001 par value.  There are 1,000,000 shares of our preferred stock issued and outstanding on the date of this prospectus, which shares are held by one shareholder, Heron Capital Partners, Ltd., which is beneficially owned by Christian Briggs, our Chief Executive Officer.  The shares of our preferred stock:

•
are senior and prior to our common stock and all other classes of capital stock issued by the Company with respect to the payment of dividends and the assets available for distribution to holders of our capital stock upon the liquidation, dissolution, or winding up of our affairs;

•	are entitled to 250 votes per share on all matters submitted to our stockholders for a vote;
•	may be converted to fully paid and non-assessable shares of our common stock, on a one share per one share basis; and
•
in the event of any liquidation, dissolution or winding up of the Company, the holders of the shares of our preferred stock then outstanding are entitled to receive an amount equal $1 per share out of the assets of the Company legally available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of the Company’s common stock.

Stock Purchase Warrants

There are warrants outstanding to purchase 1,606,441 shares of our common stock.  Of those warrants, the per share exercise price for 578,947 shares of our common stock subject to those warrants is $.19 per share; 764,336 shares of our common stock may be purchased pursuant to those warrants at a purchase price of $.30 per share; and 263,158 shares of our common stock may be purchased pursuant to those warrants at a purchase price of $.38 per share.  The term of those warrants is 6 months and expires on the later of (i) 6 months following the date that our initial public offering pursuant to an effective registration statement pursuant to the Securities Act of 1933, as amended, regarding the offer and sale of our common stock to the public or (ii) 6 months following the date on which we become a reporting company by a merger, share exchange or other method.  A copy of the form of the agreement pursuant to which those warrants are granted is attached as an exhibit to the registration statement of which this prospectus is a part.

DESCRIPTION OF SECURITIES TO BE REGISTERED - continued

Stock Purchase Options

Thomas Gingerich, our Chief Financial Officer and a member of our Board of Directors, has options to purchase 500,000 shares of our common stock at a purchase price of $.005 per share, and those options will remain in effect until those options are fully vested and exercised.  A copy of the agreement among Mr. Gingerich and the Company is attached as an exhibit to the registration statement of which this prospectus is a part.

We established the BMC Capital, Inc. 2010 Stock Incentive Plan, effective May 1, 2010, (the “Plan”).  The Plan shall terminate as of the earlier of May 1, 2020, or on that date determined by our Board of Directors.  The number of shares which may be issued pursuant to the Plan is 10,000,000.  As of the date of this prospectus, no shares have been issued pursuant to the Plan.  A copy of the Plan is attached as an exhibit to the registration statement of which this prospectus is a part.

Authorized but unissued Common Stock

Nevada law does not require stockholder approval for any issuance of authorized shares of our common stock.  Additional shares of common stock may be used for a variety of purposes, including future offerings to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable our Board of Directors to issue shares of our common stock to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our Board of Directors by merger, tender offer, proxy contest, or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares of our common stock, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares of our common stock will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Nevada anti-takeover laws

The Nevada Business Corporation Law contains a provision governing “acquisition of controlling interest.”  This law provides, generally, that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part.  The control share acquisition law provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%.  A “control share acquisition” is, generally, defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares.  The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation.  Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition law.  The control share acquisition law is applicable only to shares of “issuing corporations” as defined by the act.  An issuing corporation is a Nevada corporation, which (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

DESCRIPTION OF SECURITIES TO BE REGISTERED - continued

At this time, we do not have 100 stockholders of record who reside in Nevada. Therefore, the provisions of the control share acquisition law do not apply to acquisitions of our shares and will not until such time as these requirements have been met.  At such time as they may apply to us, the provisions of the control share acquisition law may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met.  The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation.  An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof.  A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares, unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares.  If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so, if any such party cannot obtain the approval of our board of directors.

MARKET FOR OUR COMMON STOCK

There is no established public market for our common stock.

We intend to apply to have the prices of our common stock quoted on the Over the Counter Bulletin Board (“OTCBB”) maintained by the Financial Industry Regulatory Authority (“FINRA”) currently with the filing of the registration statement of which this prospectus is a part.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA to enable us to participate on the OTCBB, nor can there be any assurance that any application filed by such market maker for quotation on the OTCBB will be approved.  We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker that is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a liquid or viable market may not materialize. There can be no assurance that an active trading market for our shares of common stock will develop, or, if developed, it will be sustained.

LEGAL PROCEEDINGS

We are not a party to any pending litigation and, to the best of our knowledge, none is threatened or anticipated.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors, officers, promoters, and control persons are as follows:

Name	Age	Position

Christian Briggs	45	Chief Executive Officer and Director
James R. Roundtree	54	Chief Operating Officer
Thomas J. Gingerich	51	Chief Financial Officer, Principal Accounting Officer, Principal Financial Officer, and Director

Business Experience

Christian R. Briggs is our Chief Executive Officer and a member of our Board of Directors.  From April 2009 to the present, Mr. Briggs has been the Chief Executive Officer and Chairman of the Board of Cinsay, Inc.    His duties at Cinsay, Inc. are those routinely assigned to a chairman of a board of directors and chief executive officer.  On August 16, 2010, we entered into a Platform License Agreement with Cinsay, Inc., pursuant to which we license certain software and media application for use in our business.  A copy of that agreement is attached as an exhibit to the registration statement of which this prospectus is a part.  Mr. Briggs is the president and a beneficial owner of Heron Capital Partners, Ltd., a Texas limited partnership.  On April 1, 2010, we entered into a Professional Services Agreement with Heron Capital Partners, Ltd., pursuant to which we engaged Heron Capital Partners, Ltd. to provide the services of Mr. Briggs to us as our Chief Executive Officer.  A copy of that agreement is attached as an exhibit to the registration statement of which this prospectus is a part.

From October 2007 to April 2009, Mr. Briggs was the Chief Executive Officer and Owner of Briggs Digital Media, the predecessor of Cinsay, Inc. Briggs Digital Media was in the business of developing e-commerce software.

Mr. Briggs is a member of the American Numismatic Association.

James R. Roundtree is our Chief Operating Officer.  From 2009 until the present, Mr. Roundtree has been the Chief Financial Officer, Treasurer, Secretary and an owner of Cinsay, Inc.  His duties at Cinsay, Inc. include those routinely assigned to such a chief financial officer, treasurer and secretary.  From March 2005 to September 2009, Mr. Roundtree was self-employed as a consultant to businesses regarding bankruptcy matters. From February 2004 to March 2009, Mr. Roundtree was on the board of managers and Chief Financial Officer of Capital Lending Strategies, LLC (a web-based automobile loan company serving credit union clients nationwide). In 1987, Mr. Rountree received Bachelor Degree from the University of Texas at Dallas; and in 2006, Mr, Roundtree received a Juris Doctor Degree in Business and Public Administration/Accounting from William Howard Taft University.  Mr. Roundtree is a licensed as a Certified Public Accountant in the State of Texas.  Mr. Roundtree is admitted to the California State Bar to practice law.

Thomas J. Gingerich is our Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, and member of our Board of Directors.  Mr. Gingerich became our only employee on February 13, 2012.     From February 2009 to February 2012, Mr. Gingerich was a manager/shareholder at Lain Faulkner & Co., PC, Dallas, Texas.   From 2006 to 2009, Mr. Gingerich was a manager at Lain Faulkner & Co., P.C.  From January 2005 through December 2005, Mr. Gingerich was the Chief Financial Officer of Davis Dining Group, a restaurant management company for twelve (12) restaurants in Dallas, Texas and Phoenix, Arizona, where his responsibilities included overseeing all tax and accounting aspects of the business.   In May 1983, Mr. Gingerich received a Bachelors Degree in Accounting from Simpson College, Indianola, Iowa.  Mr. Gingerich is a licensed Certified Public Accountant in the State of Texas and is a member of the American Institute of Certified Public Accountants, the Texas Society of CPAs, and the Texas Board of Accountacy.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS - continued

Involvement in Certain Legal Proceedings

In 1988, at age 21, Christian Briggs, our Chief Executive Officer and a member of our Board of Directors, was named as a defendant in 3 criminal indictments brought by the Securities and Exchange Commission regarding securities fraud.   It was alleged that Mr. Briggs was a sales person and made cold calls selling investments in Oreo Mining Co., a Nevada corporation.  Mr. Briggs was not convicted of any crime, and it was determined he played a “minor” role in the sales of securities, but was named as a defendant because of his sales role and for not verifying information provided by officers of Oreo Mining Co. Mr. Briggs was placed on probation for a period of 10 years; provided, however, after 7 years of that probation, the judge dismissed those indictments and the final three years of that probation.

Other than specified above, none of our directors, executive officers and control persons have been involved in any of the following events during the past ten years:

•
a petition under the federal bankruptcy laws or any state insolvency law that was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any joint venture in which such person was a general participant at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

•	convicted in a criminal proceeding or is, currently, a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities:

o
acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

o	engaging in any type of business practice; or

o	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

•
the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to act as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, for broker, leverage transaction merchant, or any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engage or continuing any conduct or practice in connection with such activity, or to be associated with persons engaged in any such activity;

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS - continued

•
found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated;

•
found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

•
the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

o	any federal or state securities or commodities law or regulation; or

o
any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

o	any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934 (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

No compensation to Directors.

No director has received any cash or other compensation for serving as a director, and we do not plan to pay any cash or other compensation to any person for serving as a director.  Our directors are entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with our business.  Our Board of Directors may award special remuneration to any director undertaking any special services on our behalf, other than services ordinarily required of a director.

Code of Ethics; Financial Expert

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers.  We do not have a financial expert on our Board of Directors.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, our Board of Directors will establish an audit committee and a compensation committee.  The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate our system of internal controls.  The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for our officers.  No final determination has yet been made as to the memberships of these committees or when we will have sufficient members and resources to establish those committees.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS - continued

Potential Conflicts of Interest

As we do not have an audit committee or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors.  Thus, there is a potential conflict of interest, in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions.  We are not aware of any other conflicts of interest with any of our executive officers or directors.

We plan to adopt a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Directors Independence

Our Board of Directors is, currently, composed of members who do not qualify as independent directors in accordance with the published listing requirements of the NASDAQ Global Market, as we do not participate in that market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the directors, not any of his or her family members has engaged in various types of business dealings with us.  In addition, our Board of Directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  If our Board of Directors made these determinations, our Board of Directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Term of Office

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his or her respective successor is elected and qualified, or until he or she resigns or is removed in accordance with the applicable provisions of Nevada law.  Our officers are appointed by our Board of Directors and hold office until removed by our Board of Directors or until their resignation.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL SECURITY HOLDERS

The following table lists, as of the date of this prospectus, the number of shares of common stock of the Company that are beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of the Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL SECURITY HOLDERS - continued

The percentages below are calculated based on 175,951,037 shares of our common stock issued and outstanding as of the date of this prospectus.

Name and address of owner	Number of Shares Owned before the offering	Number of Shares Owned after the offering	Percent of Class After Offering
Heron Capital Partners, Ltd.(1) 3267 Bee Caves Road Suite 107-122 Austin, Texas 78746	154,900,000(4)	154,900,000(4)	65%
Thomas Gingerich(2) 13355 Noel Road Suite 400 Dallas, Texas 75240	600,000(5)	537,500(7)	.003%
James Roundtree(3) 13355 Noel Road Suite 400 Dallas, Texas 75240	100,000(6)	37,500.0002%

(1)
Heron Capital Partners, Ltd. is a Texas partnership, and the President and beneficial owner of Heron Capital Partners, Ltd. is Christian Briggs, our Chief Executive Officer and a member of our Board of Directors.

(2)	Thomas Gingerich is our Chief Financial Officer, Principal Accounting Officer, Principal Financial Officer, and a member of our Board of Directors.
(3)	James Roundtree is our Chief Operating Officer.
(4)	Includes the 1,000,000 shares of our common stock for which the 1,000,000 shares of our preferred stock held by Heron Capital Partners, Ltd. may be converted.
(5)	Includes 500,000 shares of our common stock exercisable upon the conversion by Mr. Gingerich of share purchase options.
(6)
Does not include those shares of our common stock issuable upon the conversion by Conforto Partners, LLC of that indebtedness in the principal amount of $47,125 evidenced by the provisions of a Convertible Demand Promissory Note dated June 16, 2011.

(7)	Includes 500,000 shares of our common stock exercisable upon the conversion by Mr. Gingerich of share purchase options.

Transfer Agent

The transfer agent for our common stock is Island Stock Transfer.  Its telephone number is (727) 289-0010.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL POSITION AND RESULTS OF OPERATIONS

Management’s Discussion and Analysis contains statements that are forward-looking.  These statements are based on current expectations and assumptions that are subject to risks and uncertainties.  Actual results could differ materially because of factors discussed in “Factors That May Affect Future Results and Financial Condition.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL POSITION AND RESULTS OF OPERATIONS - continued

Forward-Looking Statements

This prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “RISK FACTORS,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Factors That May Affect Future Results and Financial Condition

Our future operating results and financial condition are dependent on our ability to successfully sell and distribute our rare coins, precious metals and antiquities.  Inherent in this process are a number of factors that we must successfully manage in order to achieve favorable future operating results and financial condition.  Potential risks and uncertainties that could affect future operating results and financial condition include, without limitation, those factors specified herein.

Overview

BMC Capital, Inc. (“we”, “us” or the “Company”) was formed as a Nevada corporation on December 28, 2009, with the name Comanchero Corporation.  On December 30, 2009, we merged with a Texas corporation entitled Comanchero Corporation.  Pursuant to that merger, the Texas corporation was merged with and into us and, accordingly, we are the surviving corporation.  A copy of the Agreement and Plan of Merger which specifies the terms and conditions of that merger is attached as an exhibit to the registration statement of which this prospectus is a part.

On March 1, 2010, we changed our name to Hard Asset Management, Inc.  On May 3, 2010, we changed our name to BMC Capital, Inc.

On July1, 2010, we effected a 2 for 1 forward split of our then outstanding shares of common stock.

We purchase and sell rare coins, precious metals and antiquities for resale to collectors, individual and institutions.  In addition to a casual purchase of products by collectors, we have acquisition programs, Silver, Gold and Platinum, designed to provide collectors with opportunities to purchase products priced from $50,000 to $1,000,000 and up.

We purchase products to have a readily available inventory of collectibles.  We follow the metals and collectible markets, searching for products to complement our inventory, giving the novice and sophisticated collectors a variety of products to choose from.  We act as principal or agent for collectors to purchase or sell products.

Currently, we utilize a website to enable collectors to view our inventory on-line.  Our website provides a presentation of grades and prices, which allows collectors to make prudent decisions before purchasing our products.  Our website, also, allows collectors to maintain portfolios on our website to assist with resale.

As we develop our business, we intend to utilize sales representatives to contact current and potential  collectors.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL POSITION AND RESULTS OF OPERATIONS - continued

Our revenue is generated from two sources, direct sales of products to collectors and commissions earned by acting as agent for collectors.  The majority of our revenues are from selling products to collectors.  Revenues are earned from sales on our website and direct sales by our sales representatives.

Our consolidated financial statements have been prepared on a going concern basis, and we need to generate sufficient material revenue to support our ongoing operations.

Results of Operations

The following should be considered in conjunction with the financial statements and notes thereto included elsewhere herein.

Results of Operations for the 3 months ended March 31, 2012 and March 31, 20111 and the years ended December 31, 2011 and December 31, 2010.

The following table sets forth for the periods indicated certain statement of operations data.

	For the three months ended March 31, 2012 (unaudited)	For the three months ended March 31, 2011 (unaudited)	For the year ended December, 31, 2011	For the year ended December 31, 2010
REVENUE	$152,841	-	$380,950	$1,959,023
COST OF GOODS SOLD	$137,220	-	$425,000	$1,517,494
GROSS PROFIT	$15,621	-	$(44,050)	$441,529
OPERATING EXPENSES	$88,558	$76,005	$1,033,331	$807,512
INCOME(LOSS) ATTRIBUTABLE TO DISCONTINUED OPERATIONS AND NON-CONTROLLING INTEREST	-	-	$17,889	$(138,249)
NET INCOME (LOSS)	$(72,937)	$(76,005)	$(1,059,492)	$(504,232)

Segment information

We report information about operating segments, as well as disclosures about our products, geographic areas and major customers.  Operating segments are defined as revenue-producing components, which are generally used internally for evaluating segment performance.  We have concluded that we have only one reportable segment.

Revenue

A summary of revenue generated for the 3 months ended March 31, 2012 and March 31, 20111 and the years ended December 31, 2011 and December 31, 2010 is as follows:

	For the three months ended March 31, 2012 (unaudited)	For the three months ended March 31, 2012 (unaudited)	For the year ended December 31, 2011	For the year ended December 31, 2010
REVENUE	$152,841	-	$380,950	$1,959,023

We had revenue in the amount of $ 152,841 for the three months ended March 31, 2012.

We had no revenue for the three months ended March 31, 2011.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL POSITION AND RESULTS OF OPERATIONS - continued

Revenues increased $152,841 during the three months ended March 31, 2012 as the Company began selling platinum and palladium during the quarter due to rising prices in the metals.  The Company also began contacting potential clients to begin setting up accounts in our various sales programs. The Company did not close any sales opportunities during the three months ending March 31, 2011.

We had revenue in the amount of $380,950 for the year ended December 31, 2011.

We had revenue in the amount of $1,959,023 for the year ended December 31, 2010.

Revenues decreased $1.58 million, or 80.60% during the year ended December 31, 2011 as fewer sales opportunities existed and the number of transactions decreased from the prior year.  We increased our inventory, but due to the limited availability of sales personnel and general economic conditions, our sales decreased.

Cost of Goods Sold

	For the three months ended March 31, 2012 (unaudited)	For the three months ended March 31, 2011 (unaudited)	For the year ended December 31, 2011	For the year ended December 31, 2010
Cost of Goods Sold	$137,220	-	$425,000	$1,517,494
Percent of Revenue	89.8%	-	111.56%	77.46%

Our cost of goods sold was $137,220 for the three months ended March 31, 2012.

We had no cost of sales for the three months ended March 31, 2011.

Our cost of goods sold increased $137,220 for the quarter ended March 31, 2012 as compared to the three months ended March 31, 2011.  The increase was due sales activity recorded in the three months ended March 31, 2012 as compared to no sales in the three months ended March 31, 2011.  The cost of sale of a coin or metal is determined on each sale, and therefore could fluctuate from 65% to 90% of the sale price.  The Company had no cost of sales for the three months ended March 31, 2011 as there were no sales.

Our cost of goods sold was $425,000 for the year ended December 31, 2011.

Our cost of goods sold was $1,517,494 for the year ended December 31, 2010.

Our cost of goods sold decreased $1,090,000, or 72.0% to $425,000 for the year ended December 31, 2011 as compared to the year ended December 31, 2010.  The decrease was due to the lower prices and fewer sales transactions.  We continued to increase our inventory.  The cost of sales exceeded sales amounts, as certain coins did not hold their value, and were sold for less than their purchase prices.

Gross Profit

	For the three months ended March 31, 2012 (unaudited)	For the three months ended March 31, 2011 (unaudited)	For the year ended December 31, 2011	For the year ended December 31, 2010
Gross Profit (Loss)	$15,621	-	$(44,050)	$441,529
Percent of Revenue	10.2%	-	11.56%	22.54%

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL POSITION AND RESULTS OF OPERATIONS - continued

We had gross profit of $15,621 for the three months ended March 31, 2012.

We had no gross profit for the three months ended March 31, 2011.

During the three months ended March 31, 2012, we had gross profit of 10.2%.  Each coin or metal sold and its cost was tracked separately, and the gross profit on items sold ranged from 4% to 20%.

We did not have a sale transaction during the three months ended March 31, 2011; therefore, did not have cost of sales.

We had $44,050 gross loss for the year ended December 31, 2011.

We had $441,529 gross profit for the year ended December 31, 2010.

During the year ended December 31, 2010, we had gross profit of 22.5%.  Each product sold and its cost was tracked separately, and the gross profit on items sold ranged from 1% to 35%.

We had only one sale transaction in 2011; therefore, the opportunity to average profits from multiple transactions did not exist.

Consulting Fees

	For the three months ended March 31, 2012 (unaudited)	For the three months ended March 31, 2011 (unaudited)	For the year ended December 31, 2011	For the year ended December 31, 2010
Consulting fees	$60,000	$68,900	$1,016,137	$760,769
Percent of Revenue	39.3%	-	256.27%	38.83%

Our consulting fees were $60,000 for the three months ended March 31, 2012.

Our consulting fees were $68,900 for the three months ended March 31, 2011.

Our consulting fees consist of consulting fees and professional fees.  Consulting fees decreased $8,900, or 12.9%, to $60,000 for the three months ended March 31, 2012 as compared to $68,900 for the three months ended March 31, 2011.

For the three months ended March 31, 2012, our consulting fees were $60,000 for fees paid to Heron Capital Partners, Ltd. for the services of Christian Briggs, our Chief Executive Officer and a member of our Board of Directors.

For the three months ended March 31, 2011, our consulting fees included $68,000 for fees and bonuses paid to Heron Capital Partners, Ltd. and $900 paid to a law firm for general business issues.

Our consulting fees were $1,016,137 for the year ended December 31, 2011.

Our consulting fees were $760,769 for the year ended December 31, 2010.

Our consulting fees consisted of consulting, marketing and professional fees.  Consulting fees increased $255,368, or 33.5%, to $1,016,137 for the year ended December 31, 2011, as compared to $760,769 for the year ended December 31, 2010.

For the year ended December 31, 2011, our consulting fees included $397,000 for consulting fees paid to Heron Capital Partners, Ltd. for the services of Christian Briggs, our Chief Executive Officer and a member of our Board of Directors.  Marketing costs of $618,237 were incurred for coin sales and promotion of the Company’s products.  In addition, individuals were compensated for increasing the customer lists and locating rarities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL POSITION AND RESULTS OF OPERATIONS - continued

For the year ended December 31, 2010, our consulting fees included $443,041 for consulting fees. We paid Heron Capital Partners, Ltd. consulting fees of $216,743.  In addition, we paid Christian Briggs $55,447 for consulting fees prior to the commencement of the consulting agreement with Heron.

General and Administrative Expenses

	For the three months ended March 31, 2012 (unaudited)	For the three months ended March 31, 2011 (unaudited)	For the year ended December 31, 2011	For the year ended December 31, 2010
General and Administrative Expense	$28,558	$7,105	$17,194	$46,743
Percent of Revenue	18.7%	-	4.51%	2.39%

Our general and administrative expenses were $28,558 for the three months ended March 31, 2012.

Our general and administrative expenses were $7,105 for the three months ended March 31, 2011.

Our general and administrative increased $21,453, or 302%, to $28,558 for the three months ended March 31, 2012, as compared to $7,105 for the three months ended March 31, 2011.  During the current period, Tom Gingerich, our Chief Financial Officer, became a full time employee of the Company.

For the three months ended March 31, 2012, our general and administrative expenses included $22,765 for salaries and benefits; $4,109 for office expenses; and $1,684 for interest.

For the three months ended March 31, 2011, our general and administrative expenses included $6,620 for website expenses and $485 for licenses.

Our general and administrative expenses were $17,194 for the year ended December 31, 2011.

Our general and administrative expenses were $46,743 for the year ended December 31, 2010.

Our general and administrative decreased $29,549, or 63.2%, to $17,194 for the year ended December 31, 2011 as compared to $46,743 for the year ended December 31, 2010.

For the year ended December 31, 2011, our general and administrative expenses included $4,039 for insurance; $500 for licenses; $2,899 for interest; $1,825 for the write off of a receivable; and $7,979 for website development expenses.

For the year ended December 31, 2010, our general and administrative expenses included $18,000 for rent, $12,500 for marketing; $10,000 for travel expenses; $3,350 for website development; $1,035 for office supplies; $500 for licenses; and $1,450 for other expenses.

Liquidity and Capital Resources

As of March 31, 2012, we had cash equal to $152.  Net cash used in operating activities for the three months ended March 31, 2012 was $4,839, compared to $185,705 for the three months ended March 31, 2011.  For the three months ended March 31, 2012, our use of cash was primarily a result of the net loss of $72,937 and $49,000 used to pay our short term notes payable.    The changes in our operating assets and liabilities consisted of an increase to accounts receivable of $23,400 offset by the increase in accrued expenses of $24,578 that resulted in a cash provision of $1,178.  The cash provision was offset by a reduction in inventory of $115,920 that resulted in a net cash usage of $4,839. We used $63,980 for operating expenses, consisting of $40,000 for consulting fees, $19,219 for salaries and benefits, $4,109 for office expenses and $652 for interest expenses.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL POSITION AND RESULTS OF OPERATIONS - continued

For the three months ended March 31, 2011, our use of cash was primarily a result of the net loss of $76,005 and $124,550 payoff of accounts payable.  The changes in our operating assets and liabilities consisted of a decrease to inventory of $5,150 offset by the increase in accrued consulting fees of $20,000 that resulted in a cash provision of $14,850.  The cash provision was offset by payoff of accounts payable of $124,550 that resulted in a net cash usage of $185,705. We used $55,105 for operating expenses, consisting of $48,000 for consulting fees, $6,620 for website expenses and $485 for licenses.

As of March 31, 2012 and March 31, 2011, we had working capital usage of $4,839 and surplus of $64,295, respectively.

As of December 31, 2011, we had cash equal to $4,991.  Net cash used in operating activities for the year ended December 31, 2011 was $592,947, compared to $487,987 for the year ended December 31, 2010.  For the year ended December 31, 2011, our use of cash was primarily a result of the net loss of $1,047,566.  Our use of cash was primarily a result of the net loss of $596,398 for the year ended December 31, 2010.  We used $129,670 to purchase inventory and $330,370 for operating expenses.  We paid $317,000 for consulting fees and bonuses, $4,039 for insurance, $7,979 for website costs, $900 for legal fees and $452 for office expenses.  In addition, cash of $343,672 was used to pay our accounts payable.  The changes in our operating assets and liabilities consisted of collection of accounts receivable, short term borrowing and higher accrued expenses that resulted in a cash provision of $84,724, offset by an increase in inventory and a decrease in accounts payable that resulted in a cash usage of $473,342.

The changes in our operating assets and liabilities in for the year ended December 31, 2011, consisted of increases to accrued expenses of $84,724 that resulted in an increase to our cash, offset by an increase in inventory of $129,670 and a decrease in accounts payable of $343,672 that resulted in a cash usage of $473,342.

As of December 31, 2011 and December 31, 2010, we had net increase to cash of $2,778 and $2,213, respectively.

We anticipate we will spend approximately $30,000 for expenses associated with the registration statement of which this prospectus is a part.  Our anticipated requirement for operating our business for the next 12 months are approximately $700,000, which includes (1) $400,000 for inventory; (2) $100,000 for general and administrative purposes; and (3) $200,000 for working capital.  Working capital will be used for filing the registration statement of which this prospectus is a part, marketing/advertising, travel, salaries and office expenses.  Based on the foregoing, our cash on hand will not be adequate to satisfy our ongoing cash requirements.

Currently, we do not have enough cash to finance our operations.  Heron Capital Partners, Ltd., which is beneficially owned by Christian Briggs, our Chief Executive Officer and a member of our Board of Directors (“Heron”), lends us the funds necessary to operate our business.  Since April 1, 2012, Heron has lent us $37,500.  Our operating expenses are approximately $15,000 each month.  Heron will continue to lend funds to us to support our operations until we raise additional funding.  The funds we borrow from Heron accrue interest at the annual rate of 5%.  Additionally, those funds are due and payable one year from the date of each respective loan.

We estimate that we need approximately $700,000 in additional funding to support our operations during the next 12 months.  We anticipate that we should be able to generate cash in excess of $1,100,000 from the sale of our current inventory.  That inventory is fully paid and the proceeds from the sale of that inventory will be used to purchase additional inventory, pay our general and administrative expenses, and additional working capital necessary to conduct our business.  To the extent we are not able to sell our inventory or the sale of our inventory does not provide sufficient proceeds to fund our operations, we will continue to borrow money from Heron.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL POSITION AND RESULTS OF OPERATIONS - continued

As of the date of the registration of statement which this prospectus is a part, we have generated $2,492,814 in revenue from the sales of rare coins.  Through the period ended March 31, 2012, we issued 178,011,826 shares of common stock and 1,000,000 shares of our preferred stock.  Of those shares, 152,900,000 shares of common stock were issued to Heron Capital Partners, Ltd., which is beneficially owned by Christian Briggs, our Chief Executive Officer (“Heron”) at $.0001 and 1,000,000 shares of preferred stock were issued to Heron at $.0001 for services provided.  In addition, James Roundtree and Thomas Gingerich were each issued 100,000 shares of common stock at $.001 for services provided, and Thomas Gingerich was issued options to purchase 500,000 shares of our common stock.  We issued 3,452,879 shares of our common stock to non-related parties, receiving $778,800 in proceeds.  In addition to our officers and directors, we issued to non-related parties 21,418,947 shares of our common stock for services provided to us.  We issued 60,000 shares to of common stock to related parties of Christian Briggs as partial consideration for services provided to us by Mr. Briggs.  Additionally, we issued 40,000 shares of common stock to related parties of James Roundtree at a per share price of $.01.

Net Cash Used by Operating Activities.

Net cash used by operating activities was $4,839 for the three months ended March 31, 2012.

Net cash used by operating activities was $185,705 for the three months ended March 31, 2011.

For the three months ended March 31, 2012, our use of cash was primarily a result of the net loss of $72,937 and $49,000 used to pay our short term notes payable.    The changes in our operating assets and liabilities consisted of an increase to accounts receivable of $23,400 offset by the increase in accrued expenses of $24,578 that resulted in a cash provision of $1,178.  The cash provision was offset by a reduction in inventory of $115,920 that resulted in a net cash usage of $4,839. We used $63,980 for operating expenses, consisting of $40,000 for consulting fees, $19,219 for salaries and benefits, $4,109 for office expenses and $652 for interest expenses.

For the three months ended March 31, 2011, our use of cash was primarily a result of the net loss of $76,005 and $124,550 payoff of accounts payable.  The changes in our operating assets and liabilities consisted of a decrease to inventory of $5,150 offset by the increase in accrued consulting fees of $20,000 that resulted in a cash provision of $14,850.  The cash provision was offset by payoff of accounts payable of $124,550 that resulted in a net cash usage of $185,705. We used $55,105 for operating expenses, consisting of $48,000 for consulting fees, $6,620 for website expenses and $485 for licenses.

Net cash used by operating activities was $488,822 for the year ended December 31, 2011.

Net cash used by operating activities was $487,987 for the year ended December 31, 2010.

For the year ended December 31, 2011, our use of cash was primarily a result of the net loss of $429,329, adjusted by $225,000 for common stock issued for inventory.  We used $129,670 to purchase inventory and $330,370 for operating expenses.  We paid $317,000 for consulting fees and bonuses, $4,039 for insurance, $7,979 for website costs, $900 for legal fees and $452 for office expenses.  In addition, cash of $343,672 was used to pay our accounts payable.

For the year ended December 31, 2010, our use of cash was primarily a result of the net loss of $596,398.  We used $334,566 to purchase inventory and $364,502 for operating expenses.  We paid $272,129 for consulting fees, bonuses and commissions; $36,538 for legal fees and $9,000 for accounting fees, $12,500 for marketing, $18,000 for rent, $10,000 for travel, $3,350 for website costs and $2,985 for office and related expenses.

Net Cash Used by Investing Activities.

None.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL POSITION AND RESULTS OF OPERATIONS - continued

Net Cash Provided From Financing Activities.

Net cash provided from financing activities was $0 for the three months ended March 31, 2012.

Net cash provided by financing activities was $250,000 for the year ended March 31, 2011.

During the three months ended March 31, 2011, we received $250,000 from the sale of 867,106 shares of our common stock.

Net cash provided from financing activities was $488,600 for the year ended December 31, 2011.

Net cash provided by financing activities was $490.200  for the year ended December 31, 2010.

In 2010, we received $490,200 from the sale of 1,546,317 shares of our common stock.  In 2011, we received $488,600 from the sale of 1,686,562 shares of our common stock.  The cash was used for the purchase of inventory, payment of liabilities and payment of operating expenses.

Related Party Transactions

In June of 2006, we issued 20,000 shares of our common stock to Heron Capital Partners, Ltd. (“Heron”)  for consideration of $1,000.  Heron is owned by Austin Capital Partners, LLC (“Austin”) and Choctaw Revocable Trust (“Choctaw”).  Austin’s members and Choctaw’s beneficiaries are Christian Briggs, our Chief Executive Officer and a member of our Board of Directors, and his spouse, Julie Briggs.

On December 15, 2009, we issued 152,880,000 shares of our common stock and 1,000,000 shares of our preferred stock (100% of our preferred stock) to Heron  for services rendered to the Company.

On December 18, 2009, we issued 100,000 shares of our common stock to Thomas Gingerich, our Chief Financial Officer and a member of our Board of Directors.

For the years ended December 31, 2009, Heron was compensated $76,940 for consulting services rendered to us for the issuance of our common stock and preferred stock.

For the year ended December 31, 2009, Thomas Gingerich, our Chief Financial Officer and a member of our Board of Directors, was compensated $50 for consulting services rendered to us for the issuance of our common stock.

On April 1, 2010, we entered into a professional services agreement with Seneca Capital Partners, Ltd. (“Seneca”).  The agreement states Seneca is a consultant and agrees to provide the services of Christian Briggs to us.  The agreement continues until December 31, 2012, with an automatic two year extension, but can be terminated upon death, incapacity, or “cause”, such as fraud, dishonesty, or conduct which could result in serious prejudice to the interests of the Company and change of control of the Company.  Seneca is to be compensated $20,000 per month plus out of pocket expenses.  This agreement was terminated upon entering into a professional services agreement with Heron.

On April 1, 2010, we entered into a professional services agreement with Heron.  The agreement states Heron is an independent contractor and agrees to provide the services of Christian Briggs to us.  The agreement continues until December 31, 2020, but can be terminated upon death, incapacity, or “cause”, such as fraud, dishonesty, or conduct which could result in serious prejudice to the interests of the Company and change of control of the Company.  Heron is to be compensated $20,000 per month and reimbursed travel and other out of pocket expenses.  Pursuant to the professional services agreement, Heron will provide the services of Christian Briggs to act as our Chief Executive Officer and a member of our Board of Directors.  In that regard, Mr. Briggs will be in charge of our day to day operations, including inventory purchasing, contact with collectors, and assist in sales and management, in addition to overseeing the general management of the affairs of the Company.  Pursuant to the provisions of that agreement, Heron may receive a discretionary consulting bonus.  The consulting bonus will be based upon certain sales results upon the efforts of Mr. Briggs.  Our Board of Directors will determine if such a bonus is to be paid, and, if so, the amount of such bonus.  That bonus may be paid monthly, quarterly, or annually, at the discretion of our Board of Directors.  A copy of that agreement is attached as an exhibit to the registration statement of which this prospectus is a part.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL POSITION AND RESULTS OF OPERATIONS - continued

On April 7, 2010, an option agreement was entered into by us and Thomas Gingerich, our Chief Financial Officer and a member of our Board of Directors, whereby he has the option to purchase 500,000 shares of our common stock at an exercise price of $0.005 per share.  A copy of that agreement is attached as an exhibit to the registration statement of which this prospectus is a part.

On August 1, 2010, we issued 60,000 shares of our common stock to family members of Christian Briggs.  The names of those family members, their relationships to Mr. Briggs and number of shares are as follows:

Name	Relationship	Number of Shares

Pricilla Huntress	Mother	10,000
Bruce Wasmuth	Stepfather	10,000
Julie Briggs	Wife	10,000
The Gabrielle Briggs 1995 Trust	Daughter	10,000
Dominic Briggs	Son	10,000
Stephanie Briggs	Sister	10,000

The consideration for those shares of our common stock issued to those persons is services provided by Christian Briggs to us.

As result of our merger with Comanchero Corporation, a Texas corporation, on December 18, 2009, we issued 40,000 shares of our common stock to family members of James Roundtree.  The names of those family members, their relationships to Mr. Roundtree and the number of shares are as follows:

Name	Relationship	Number of Shares

Clara Roundtree	Mother	10,000
Isaac Roundtree	Son	10,000
Justin Roundtree	Son	10,000
Kathleen Roundtree	Ex-Wife	10,000

For the year ended December 31, 2011, we paid Heron Capital Partners Ltd., which is beneficially owned by Christian Briggs, our Chief Executive Officer (“Heron”) $397,000 for consulting fees.  For the year ended December 31, 2010, we paid Seneca $155,605 and Heron $216,743 for consulting fees, and Christian Briggs $55,447 for commissions and consulting fees.

During the years ended December 31, 2010 and 2009, we sold products to Scott Asset Management for total sales prices of $972,740 and $671,316, respectively.  During the years ended December 31, 2010 and 2009, we purchased products from Scott Asset Management in the amounts of $92,466 and $45,135, respectively. Scott Asset Management was owned by Michael Scott, a member of our Board of Directors during 2010 and 2009.  The sales and purchases were arms-length transactions for coins.

On June 16, 2011, we issued a Convertible Demand Promissory Note in the principal amount of $47,125 to Conforto Partners, LLC (the “Holder”), which accrues interest at the annual rate of 10%.  The managing member of Conforto Partners, LLC is Kathleen Roundtree, who is the former spouse of James Roundtree, our Chief Operating Officer.  The Holder at any time may convert the indebtedness evidenced by the provisions of that note in whole or in part into as may fully paid and non-accessible shares of our common stock at a conversion price equal to 55% of the then “bid” price of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL POSITION AND RESULTS OF OPERATIONS - continued

Heron Capital Partners, Ltd, which is beneficially by Christian Briggs, our Chief Executive Officer and a member of our Board of Directors (“Heron”), provides the funds necessary to fund our operations.  Since April 1, 2012, Heron has lent us $17,500.  The funds lent accrue interest at the annual rate of 5% and are due and payable to Heron 1 year from the date of the respective loan.  Currently, we need approximately $15,000 each month to fund our operations.  We anticipate that Heron will continue to lend us those funds as necessary to fund our operations, to the extent that we are not able to general funds from the sale of our inventory or from the sale of our common stock.

Off Balance Sheet Arrangements

We have no off balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Turner, Stone & Company, LLP is our auditors.  There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

Summary of Significant Accounting Policies

See Note 2 to our consolidated financial statements for the years ended December 31, 2011 and December 31, 2010, included herein for summary of our significant accounting policies.

OUR BUSINESS

Introduction

BMC Capital, Inc. (“we”, “us” or the “Company”) was formed as a Nevada corporation on December 28, 2009, with the name Comanchero Corporation.  On December 30, 2009, we merged with a Texas corporation entitled Comanchero Corporation.  Pursuant to that merger, the Texas corporation was merged with and into us and, accordingly, we are the surviving corporation.  A copy of the Agreement and Plan of Merger which specifies the terms and conditions of that merger is attached as an exhibit to the registration statement of which this prospectus is a part.

On March 1, 2010, we changed our name to Hard Asset Management, Inc.  On May 3, 2010, we changed our name to BMC Capital, Inc.

On July 1, 2010, we effected a 2 for 1 forward split of our then outstanding shares of common stock.

Our fiscal year ends on December 31.

Presently, Thomas Gingerich, our Chief Financial Officer, is our only employee.  Our officers, directors and consultants are responsible for all planning, development and operational duties and will continue to do so throughout the early stages of our growth.  Human resource planning will be a part of an ongoing process that will include regular evaluations of our operations.

We intend to hire employees at such time as we determine it is appropriate.  We can provide no assurance or guarantee of the date upon which we will hire those employees.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE - continued

Overview of Our Business

We provide an alternative to auction houses and wholesalers for collectors to purchase rarities, metals, and antiquities.  We have three acquisition programs, the Silver Account ($50,000 - $250,000), the Gold Account ($250,000 - $1,000,000) and the Platinum Account (more than $1,000,000), which allow collectors to choose their purchase amounts.

We are in the business of purchasing and selling, both as principal and agent for certain collectors, rare coins, precious metals and antiquities of all kinds.  Our primary business objective is to become one of the leading suppliers of rare antiquities, selling to affluent collectors and dealers worldwide.

Our revenue is derived from the sale of rare coins, precious metals and antiquities.  We have 2 distinct operations from which we receive revenue.  One of those operations is the sale of very rare assets to collectors.  The second of those operations is the representation of those collectors when and if they decide to sell those assets.  Collectors that have purchased assets from other sources are invited to allow us to represent them in connection with resale of those assets.

One aspect of our business includes our sale of rare coins, precious metals and antiquities to collectors, at prices based on what we believe to be the fair market value of those items, which includes our analysis regarding the potential for increase in value.  Our profits on sales of those items vary from item to item, and we anticipate developing loyal relationships with our customers, so that they will utilize our services to resell those items and also those items that they may have purchased from other sources.

Also, we act as agent for various collectors in connection with the purchase and sale of rare coins, precious metals and antiquities.  We charge an average commission of 10 to 15% of the sales prices of any item for which we act as agent.  The selling collector establishes a minimum price for those items to be sold or, alternatively, can request advice from us with respect to the price.  This should result in the collector receiving the best price possible and, accordingly, we benefit with a larger commission.  Any cost associated with the transaction will be discussed with the selling collector and will be paid from that collector’s proceeds of the sale.

We intend to increase our sales by adding sales representatives, which shall be compensated on a commission basis.  Those sales representatives will use their collector data bases, attend trade shows and continue to be involved with the industry to develop our business.

Additionally, we are developing our website to attract and maintain collectors.  With our website, collectors can review our inventory and its various characteristics, including grade, amount on hand and the price of each collectible.  Collectors will be able to purchase, sell and trade collectibles with us using our website.  Additionally, there will be a portion of our website devoted to questions and answers, which can be used by collectors to communicate with each other and provide recommendations, current news about the industry and pricing trends concerning collectibles.

Products

A majority of our collectible inventory is rare coins, which are minted in the United States and elsewhere.  We believe that rare coins are some of the most prized assets for collectors.  Additionally, our inventory includes, currency, rare books and antiquities.

Rare Coins

We have chosen to acquire what we believe are only the most valuable of U.S. and World rare coins.  Coins have had the greatest price increases and their potential value is influenced by past performance, metal content, historical significance and artistic beauty.

We believe that rare coins may provide the collector with a hedge against inflation, financial stability and potential for significant profits.  There are significant opportunities with rare coins, and the coins to choose from vary based on a collector’s objectives.  Coins can provide a source of retirement income, as the collector can make purchases as funds are available and then trade up.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE - continued

Our rare coin inventory concentration is early American (circa 1793-1840) coins.  Those coins are very rare and in uncirculated condition.  We will, also, have foreign coins, from places such as Europe and most Asian countries.

Currency

The value of currency depends almost entirely on its condition or state of preservation, not the age, date or foreign currency exchange rates.  Because currency in mint condition is always worth more to collectors, it requires an experienced dealer to estimate the realistic current value of such currency.

Rare Books

We will acquire rare books, which are as unique as the collectors who collect them.  Collectors specializing in books understand the overwhelming odds against the survival of many first editions, which makes them so valuable.  We will make concerted efforts to increase this part of our business, as we believe it can be very profitable.

Antiquities

We intend to expand our antiquities inventory by adding pottery vessels, guns, jewelry, clothing and stone tools.  We believe that such as these have significant potential to increase in value.  As we increase our inventory of these items, we believe that we will experience substantial growth in revenue.

Pricing

There are three third-party grading services of coins, Professional Coin Grading Service (“PCGS”), Numismatic Guaranty Corporation (“NGC”) and Certified Acceptance Corporation (“CAC”).  Coins are graded by the independent services to determine their physical conditions.  Grades range from “Poor” to “Perfect Uncirculated”.  The grade of a coin goes a long way in determining the value.  All of our coins are graded by PCGS or NGC to ensure their quality.  The grading services also authenticate coins, and upon request, encapsulate a coin for verification purposes, if it re-enters the market.

The importance of the third-party grading system cannot be overestimated when it comes to the pricing of coins.  The rare coin valuation system has evolved to grading services that are well-respected and their prices are used as standards in the industry.  Each grading service offers price guides and lists on their websites.  A coin can be submitted for valuation as well.  We rely on the PCGS and NGC price guides to determine prices of our rare coins.  The lists are only for guidance, and our prices may occasionally vary from the price list.

Market conditions result in coins selling for higher or lower prices than published in the guides.  Accuracy of the guides depends on the persons who interpret the market and the information accessible to them.  Another factor to consider when using the guides is timing, such as how often are the guides updated.  This makes it important for dealers to consult various guides and not focus only on one source.

In determining the value and pricing, we consider scarcity, condition, supply and demand.

As a coin becomes scarcer, the price will increase.  It is difficult, however, to determine the number of coins available for sale.  The original number of coins issued (minted) is not always an accurate indicator of scarcity.  Coin population reports may help determine the scarcity or survival rate, but are not always accurate.  We have access to various sources, which assist in determining availability of coins.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE - continued

The condition of a coin is determined by grading, which is performed pursuant to exacting specifications by trained persons.  Experts use a scale of 1 to 70 to specify the condition of coins, using recognized specifications to determine the grade of a coin.

Because rare coins are no longer minted, the supply is limited, due to attrition, hoarding, donations to museums and government intervention.  As time goes on, the supply continues to decrease, making those coins available more valuable.

A coin’s rarity, historical significance and quality (grade) will influence the demand for that coin.  Marketing campaigns, national advertisements on TV, and redesigns of coins have attributed to increased demand for coins.  As casual collectors become more sophisticated and values of coins increase, collectors’ interest and demand for coins increase.

We consider those factors when consulting with collectors.  Combining the changes in supply with the demand is what we believe will cause our relationships with collectors to be stronger.  We will assist collectors with new collectible opportunities to increase revenue.

Markets

Rare coins are traded on an exchange (American based) that provides prices and available coins from all over the world.  Dealers can post an available coin and the price being sought for that coin.  Dealers can, also, post coins for potential purchase and the prices they are willing to pay for such coins.

Due to the lack of government regulations placed on dealers and collectors, the coin industry is very competitive and probably the reason there is no single coin brokerage firm that dominates the market.  In addition, no single collector has the resources to purchase a significant quantity of available coins to affect value.  This structure allows for a sufficient “supply/demand” market.

The supply for rare coins is diminishing.  The supply is limited to what was originally minted reduced by those coins that have been taken out of circulation.  Coins have been removed from circulation by being melted, lost for different reasons, placed in museums, or in private collections.

The demand for and collection of rare coins has been around for two thousand years.  Since gold was demonetized in 1933 and silver followed in 1968, the price of the metals quickly increased above the face exchange rate.  This caused people to pursue rare coins and became collectors.  As coins were taken out of circulation, it created a premium market for the acquisition of rare coins.

Using the basic supply and demand characteristics of coin collecting, combined with the grading concepts of rare coins, there is a recognizable pricing model and resulting market.  As collectors generally desire the best coins possible, the top grade coins are preferred and the supply decreases and, as a result, values increase.

Sales and Marketing

To gain recognition, we will utilize our website (bmccapital.com), attend trade shows, auctions and present seminars for collectors and dealers, to market, buy and sell coins and bullion.

The Internet has become a popular method many buyers of rare coins have been using to purchase, sell and trade coins.  Collectors and dealers are doing much of their own research, rather than relying solely on price guides.  Because of this, we will update our website, to not only present our inventory, but to give viewers information about the current industry and markets.  We desire that our website to be a “go-to” website for current and future collectors, where they can gain knowledge and the ability to purchase.

We intend to become active at trade shows and auctions, not only to buy and sell inventory, but increase our visibility.  Our representatives will attend shows throughout the United States.  The attendance at those shows should enable us to meet potential new collectors, demonstrate our products and knowledge in the industry and provide us with visibility in the industry.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE - continued

We will, also, hire and train commissioned sales representatives to market our products.

Major Customers

Our customers are mostly wealthy individuals and other dealers. Our customers consist of dealers such as Dillon Gage, Century Coin Group and Scott Asset Management. We don’t consider any customer a major customer one at this time.

Customers (collectors or dealers) can be two types, a “generalist” or a “specialist”.  The generalist acquires a wide range of coins, mints, types, years and grades.  The specialist has a more narrowed focus, and has more knowledge regarding a smaller number of coins.  We work with both types of customers, gaining knowledge of their strategies and objectives, and we will recommend additions to their collections, which we hope will build a loyalty to continue trading with us.

Competition

Our competition consists of dealers, auction houses and other collectors throughout the United States and overseas.  Some of our competitors are also some of our customers.  With the advancement of the Internet, competition is, literally, worldwide.  Anyone that can develop a website and have a small inventory or access to coins can now be a competitor.

Hundreds, if not thousands, of dealers and auction houses can be found on the Internet.  Technically, each one of them is a competitor; all are looking to attract collectors.  All of those dealers and auction houses sell coins on-line, or a collector can visit the nearest office.  The websites are those of dealers/wholesalers located throughout the United States and the world.

The American Numismatic Association (“ANA”) has more than 28,000 members, such as collectors, dealers and other persons interested in the numismatic field.  The ANA began in 1891, and has continued to create an alliance among persons interested in the numismatic industry.  The members in the ANA are potential competitors (and customers) of the Company.

Government Regulations

Our business is subject to regulation by the Federal Trade Commission. Also, to the extent that sales occur by the U.S. Mail, the U.S. Postal system regulates that aspect of our business. The regulations of those agencies are comprehensive and prohibit such things as fraud and theft. To some extent, because of the international nature of the coin industry, it is difficult for any one agency to regulate the industry completely.

Security Measures

Coins should be kept where they are protected from theft, mechanical damage, or harsh environmental conditions. The chemically reactive nature of copper and silver in coins can cause them to corrode and tarnish severely, seriously impairing their values. A dry area with an even temperature works best to maintain the coins' conditions.  We hold our inventory in safe deposit boxes in a nationally insured banking institution in Austin, Texas.

Shareholders

As of the date of this prospectus, we have 48 shareholders of record.  We are registering 2,012,761 shares of our common stock held by 45 shareholders pursuant to the Securities Act of 1933 for sale by the selling shareholders named in this prospectus.  Our officers and directors hold 153,100,000 shares of our common stock,  and 125,000 of those shares are registered for sale by the registration statement of which this prospectus is a part.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE - continued

Reports to Security Holders

We are subject to the reporting and other requirements of the Securities Exchange Act of 1934, and we intend to furnish our shareholders with annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that site is www.sec.gov.

RESEARCH AND DEVELOPMENT

We have not incurred any costs for research and development to date, and we have no plans to undertake any research and development activities.

INTELLECTUAL PROPERTY

We have no intellectual property.

EMPLOYEES

Thomas Gingerich, our Chief Financial Officer, is our only current employee.  Our officers, directors, and consultants are responsible for all planning, development and operational duties and will continue to do so throughout the early stages of our growth.  Human resource planning will be part of an ongoing process that will include regular evaluation of our operations.

OUR PROPERTY

Our principal executive offices are located at One Galleria Tower, 13355 Noel Road, 4th Floor, Dallas, Texas 75240, which are comprised of approximately 300 square feet and for which we pay rent of $200.00 per month.  The term of the sublease for those offices began on February 1, 2012 and expires on February 28, 2014. Those offices are subleased from Cinsay, Inc.  James Roundtree, our Chief Operating Officer, is the Chief Financial Officer of Cinsay, Inc.

We believe our current premises are adequate for our current operations.

EXECUTIVE COMPENSATION

The following is a summary of the compensation we paid to persons who served as our Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer during the fiscal years ended December 31, 2011 and December 31, 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Christian Briggs, Chief Executive Officer	2011	-	-	-	-	-	-	$397,000(1)	$397,000
	2010	-	-	-	-	-	-	$216,743(1) $55,447(2)	$272,190
Thomas Gingerich, Chief Financial Officer	2011	-	-	-	-	-	-	-	-
	2010	-	-	$50	$188,252	-	-	-	$188,302
James Roundtree, Chief Operating Officer	2011	-	-	-	-	-	-	-	-
	2010	-	-	$50	-	-	-	-	-

(1)           Consulting fees paid to Heron Capital Partners, Ltd.
(2)           Sales commission and bonus

Compensation

We are not a party to any employment agreements.

We intend to provide our named executive officers (as defined in Item 402 of Regulation S-K) with a competitive base salary that is in line with their roles and responsibilities, when compared to peer companies of comparable size in similar locations.

The base salary will be established and reviewed based on responsibilities, the experience and tenure of the individual and the current and potential contributions of the individual.  The base salary will be compared to the list of similar positions within comparable peer companies, and consideration will be given to the individual’s relative experience in his or her position.  Base salaries will be reviewed periodically and at the time of promotion or other changes in responsibilities.

We plan to implement a comprehensive compensation program, which will take into account other elements of compensation, including, without limitation, short and long term compensation, cash and non-cash, and other equity-based compensation, such as stock options.  We expect that this compensation program will be comparable to the programs of our peer companies and aimed to retain and attract talented individuals.

Our compensation committee consists of Christian Briggs, James Roundtree and Thomas Gingerich.

We have no plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement, including, but not limited to, tax qualified defined benefit plans, supplemental executive retirement plans, tax qualified defined contribution plans and non-qualified defined contribution plans.

There are no contracts, agreements, plans or arrangements, whether written or oral, that provide for payment to a named executive officer at, following, or in connection with the resignation, retirement or other termination of a named executive officer or a change in control of the Company or a change in the executive officer’s responsibilities following a change in control, with respect to each named executive officer.

EXPERTS

The financial statements included in this prospectus and the registration statement of which this prospectus is a part have been audited by Turner, Stone & Company, LLP; 12700 Park Central Drive; Suite 1400; Dallas; Texas 75251, an independent registered public accounting firm, to the extent and for the periods set forth in its report appearing elsewhere herein and in that registration statement, and are included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

LEGAL MATTERS

An opinion regarding the validity of the issuance of the shares of our common stock offered hereby will be provided for us by Stepp Law Corporation, 15707 Rockfield Boulevard, Suite 101, Irvine, California 92618-2870.  A copy of the correspondence pursuant to which Stepp Law Corporation provides that opinion is included in this registration statement as an exhibit.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 with respect to the shares of common stock described herein.  This prospectus, which constitutes part of that registration statement, does not include all of the information contained in that registration statement.  You should refer to that registration statement and its exhibits for additional information.  Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to that registration statement for copies of the actual contract, agreement or other document.  We will be required to file annual, quarterly and special reports, proxy statements and other information with the SEC.

You can reason the registration statement and our future filings with the SEC, over the Internet at the SEC’s website at http://www.sec.gov.  You may also reason and copy any document that we file with the SEC at its public reference room at 100 F Street, N.E., Washington, DC 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

BMC CAPITAL, INC.

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
BMC Capital, Inc.
Dallas, Texas

We have audited the accompanying consolidated balance sheets of BMC Capital, Inc., (the “Company”) as of December 31, 2011 and 2010 and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of BMC Capital, Inc. at December 31, 2011 and 2010, and the results of its consolidated operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Turner, Stone & Company, L.L.P.

Certified Public Accountants
Dallas, Texas
August 10, 2012

BMC Capital, Inc.
Consolidated Balance Sheets
December 31, 2011 and 2010

	December 31,
	2011	2010

Assets

Current Assets
Cash	$4,991	$2,213
Inventory-Coins	865,610	735,940
Accounts Receivable	300	2,125
Total Curent Assets	870,901	740,278

Total Assets	$870,901	$740,278

Liabilities and Stockholders' Equity

Current Liabilities
Accounts Payable	$-	$343,672
Short Term Notes Payable, related party (Note 5 and 6)	107,125	-
Accrued Consulting Fees, related party (Note 5)	80,000	-
Accrued Interest	2,899	-
Total Current Liabilities	190,024	343,672

Total Liabilities	190,024	343,672

Commitments and Contingencies (Note 8)

Stockholders' Equity (Note 3)

Preferred Stock, convertible, $.001 par value; 1,000,000 shares
authorized; 1,000,000, issued and outstanding	1,000	1,000
Common Stock $.001 par value 249,000,000
authorized;177,258,160 issued and 178,011,826 outstanding
as of December 31, 2011 and 173,514,475 issued and
outstanding as of December 31, 2010	178,013	173,515
Additional paid-in capital	1,975,116	647,777
Non-controlling interest	-	107,834
Retained deficit	(1,473,252)	(533,520)

Total Stockholders' Equity	680,877	396,606

Total Liabilities and Stockholders' Equity	$870,901	$740,278

The accompanying footnotes are an integral part of these consolidated financial statements.

BMC Capital, Inc.
Consolidated Statements of Operations
For the Years Ended December 31, 2011 and 2010

	2011	2010
Revenues
Revenues	$380,950	$1,959,023
Cost of Goods Sold	425,000	1,517,494
Gross Profit (Loss)	(44,050)	441,529

Operating Expenses
Consulting fees (Note 5)	397,000	715,231
Marketing fees	618,237	-
Professional fees	900	45,538
General and administrative	17,194	46,743

Loss from continuing
operations before provision for income taxes	(1,077,381)	(365,983)

Provision for income taxes (Note 4)	-	-

Net Loss from continuing operations	(1,077,381)	(365,983)

Income (Loss) from discontinued operations without
tax benefits (Note 8)	29,815	(230,415)

Net loss	(1,047,566)	(596,398)

Plus net loss attributable to the noncontrolling interest	(11,926)	92,166

Net loss attributable to BMC Capital, Inc.	$(1,059,492)	$(504,232)

Basic and diluted
earnings per share	$0.00	$0.00

Weighted average number of
common shares outstanding	176,313,000	172,133,000

The accompanying footnotes are an integral part of these consolidated financial statements.

BMC Capital, Inc.
Consolidated Statements of
Changes in Stockholders' Equity
For the Years Ended December 31, 2011 and 2010

	Shares		Preferred	Common	Additional		Non-
	Preferred	Common	Stock	Stock	Paid-in	Deficit	controlling
	Stock	Stock	Amount	Amount	Capital	Accumulated	Interest	Total

Balance as of December 31, 2009	1,000,000	171,200,000	$1,000	$171,200	$(83,210)	$(29,288)	$-	$59,702

Capitalization of subsidiary from unrelated party	-	-	-	-	-	-	200,000	200,000

Shares issued for services	-	768,158	-	768	254,082	-	-	254,850

Shares issued for cash	-	1,546,317	-	1,547	288,653	-	-	290,200

Options issued for services	-	-	-	-	188,252	-	-	188,252

Net (loss)	-	-	-	-	-	(504,232)	(92,166)	(596,398)

Balance as of December 31, 2010	1,000,000	173,514,475	1,000	173,515	647,777	(533,520)	107,834	396,606

Shares issued for inventory	-	750,000	-	750	224,250	-	-	225,000

Shares issued for cash	-	1,686,562	-	1,687	486,913	-	-	488,600

Shares issued for services	-	2,060,789	-	2,061	616,176	-	-	618,237

Liquidation of First Collectibles, Inc.	-	-	-	-	-	119,760	(119,760)	-

Net (loss)	-	-	-	-	-	(1,059,492)	11,926	(1,047,566)

Balance as of December 31, 2011	1,000,000	178,011,826	$1,000	$178,013	$1,975,116	$(1,473,252)	$-	$680,877

The accompanying notes are an integral part of these consolidated financial statements.

BMC Capital, Inc.
Consolidated Statements
of Cash Flows
For the Years Ended December 31, 2011 and 2010

	2011	2010
Cash Flow from Operating Activities
Net loss	$(1,047,566)	$(596,398)

Adjustments to reconcile net (loss) to net cash used in
operating activities
Issuance of common stock for services	618,237	254,850
Issuance of common stock for inventory	225,000	-
Options issued for services	-	188,252

Changes in operating assets and liabilities:
Accounts Receivable	1,825	(125)
Inventory-Coins	(129,670)	(672,440)
Accounts Payable	(343,672)	337,874
Accrued Consulting Fees	80,000	-
Accrued Interest	2,899	-
Net cash used in operating activities	(592,947)	(487,987)

Cash Flow from Investing Activities

Net cash used in investing activities	-	-

Cash Flow from Financing Activities

Capitalization of subsidiary by unrelated third party	-	200,000
Short term notes payable	107,125	-
Issuance of common stock	488,600	290,200
Net cash used in financing activities	595,725	490,200
Net increase in cash	2,778	2,213
Cash at beginning of year	2,213	-
Cash at end of year	$4,991	$2,213

Supplemental Disclosures of Cash Flow Information
Cash paid during the year for:
Interest	$-	$-
Income Taxes	$-	$-

The accompanying footnotes are an integral part of these consolidated financial statements.

BMC Capital, Inc.
Notes to Consolidated Financial Statements
For the Years Ended
December 31, 2011 and 2010

1.	Nature of Operations

BMC Capital, Inc. (“Company”) was incorporated under the laws of the State of Nevada on December 28, 2009.  The Company was formerly known as Comanchero Corporation (“Comanchero”), which was incorporated under the laws of the State of Texas on June 29, 2006, and began organization and operations at that time.  On May 3, 2010, the Company filed a Certificate of Amendment and elected to change its name to BMC Capital, Inc.

The Company buys and sells rare coins, precious metals and collectibles.  From inception, the Company has established a broad range of vendor and strategic partner contacts to further its business model. It also has an extensive database of rare coins, precious metals, rare coin collectors and investors. The Company has developed its own website and is fully equipped for internet trading.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period.  Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include those of the Company and its 60% owned subsidiary, First Collectibles, Inc.  All intercompany balances and transactions have been eliminated in consolidation.

Cash and cash equivalents

The Company considers all cash on hand, cash in banks and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.  At times cash and cash equivalent balances at a limited number of banks and financial institutions may exceed insurable amounts.  The Company believes it mitigates its risks by depositing cash or investing in cash equivalents in major financial institutions. At December 31, 2011 and 2010 none of the Company’s cash was in excess of federally insured limits.

BMC Capital, Inc.
Notes to Consolidated Financial Statements
For the Years Ended
December 31, 2011 and 2010

2.	Summary of Significant Accounting Policies - continued

Revenue Recognition

The Company recognizes revenue when:

•	Persuasive evidence of an arrangement exists:
•	Delivery has occurred;
•	Price is fixed or determinable; and
•	Collectability is reasonably assured.

 The Company closely follows the provisions of the Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic (“ASC”) 605, “Revenue Recognition”, which includes the guidelines of Staff Accounting Bulletin No. 104 as described above.

Accounts Receivable

The Company carries its accounts receivable at their estimated realizable amounts and periodically evaluates the credit condition of its customers.  The allowance for uncollectible accounts receivables is based on the Company’s historical bad debt experience and on management’s evaluation of collectability of the individual outstanding balances.  As of December 31, 2011 and 2010, the Company had not identified any uncollectible accounts.

Inventory

Inventory, consists of rare coins, metals and collectibles, which are valued at the lower of cost (computed on a specific item basis) or market.

Fair Value of Financial Instruments

The carrying value of cash, accounts receivable, accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments.  Unless otherwise noted, it is management’s opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Income Taxes

The Company follows the accrual method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on the deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

BMC Capital, Inc.
Notes to Consolidated Financial Statements
For the Years Ended
December 31, 2011 and 2010

2.	Summary of Significant Accounting Policies - continued

Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with ASC 260 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period.  Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potentially dilutive common shares if their effect is anti-dilutive.

The Company has excluded dilutive instruments from the loss per share calculation for the year ended December 31, 2011 because they would have been anti-dilutive.  During the year ended December 31, 2010 the Company did not have any potential dilutive instruments outstanding.

Share based Compensation

Compensation cost relating to share-based payment transactions (including the cost of all employee stock options) is required to be recognized in the consolidated financial statements and covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.  That cost will be measured based on the estimated fair value of the equity or liability instruments issued.  See Notes 3 and 6.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s options would have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion the existing models may not necessarily provide a reliable single measure of the fair value of the Company’s options, although they provide the best estimate currently available.

A summary of the status of the Company’s option grants as of December 31, 2011 and the changes during the period then ended is presented below:

		Weighted-Average
	Shares	Exercise Price
Outstanding December 31, 2009	- -	$0.005
Granted	500,000	$0.005
Exercised	- -	$0.005
Outstanding December 31, 2010	500,000	$0.005
Granted	- -	$0.005
Exercised	- -	$0.005
Outstanding December 31, 2011	500,000	$0.005

Options exercisable at December 31, 2011	500,000	$0.005

BMC Capital, Inc.
Notes to Consolidated Financial Statements
For the Years Ended
December 31, 2011 and 2010

2.	Summary of Significant Accounting Policies - continued

The weighted average fair value at date of grant for options during the years ended December 31, 2011 and 2010 was estimated using the Black-Scholes option valuation model with the following:

Average expected life in years	10
Average risk-free interest rate	3.57%
Average volatility	28.30%
Dividend yield	0.00%

A summary of the status of the Company’s vested and nonvested option grants at December 31, 2011 and 2010 and the weighted average grant date fair value is presented below:

		Weighted Average	Weighted Average
		Grant Date	Grant Date
	Shares	Fair Value per Share	Fair Value
Vested	500,000	$0.376501	$188,252
Nonvested	0	$ - -	$ - -
Total	500,000	$0.376501	$188,252

Recent Accounting Pronouncements

During the year ended December 31, 2011 and through August 10, 2012, there were several new accounting pronouncements issued by the FASB the most recent of which was Accounting Standards Update 2012-02, Intangibles–Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment.  Each of these pronouncements, as applicable, has been or will be adopted by the Company.  Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s consolidated financial statements.

3.	Stockholders’ Equity

On March 24, 2010, (the “Record Date”) the Board of Directors of the Company declared a stock split of one share of common stock of the Company for each share of common stock held by shareholders as of March 24, 2010.  All common stock amounts herein have been retroactively adjusted for the 2-1 stock split unless stated otherwise.

The total number of common stock authorized that may be issued by the Company is 249,000,000 shares and 1,000,000 Preferred Shares each with a par value of $.001 per share. No other class of shares is authorized.

On December 17, 2009, the Company authorized the issuance of 152,880,000 shares of common stock and 1,000,000 of preferred stock, (100% of the preferred stock issued) to Heron Capital Partners, Ltd. (“Heron”) for services rendered to the Company.  Heron is owned by Austin Capital Partners, LLC (“Austin”) and Choctaw Revocable Trust (“Choctaw”).  Austin’s members and Choctaw’s beneficiaries include Christian Briggs, the Company’s chief executive offer and a director.

BMC Capital, Inc.
Notes to Consolidated Financial Statements
For the Years Ended
December 31, 2011 and 2010

3.	Stockholders’ Equity - continued

As of December 31, 2011 outstanding common shares exceeded the issued shares by 753,666.  A shareholder purchased 753,666 shares during 2011 but the shares were not issued until May 11, 2012. (Note 10).

 Common Stock

The following table illustrates the common stock transactions for the years ended December 31, 2011 and 2010:

	Preferred	Common
Category	Shares	Shares	Options
Balance as of December 31, 2009	1,000,000	171,200,000

For the year ended December 31, 2010
Cash		1,546,317
Services		768,158	500,000
Subtotal		2,314,475	500,000

For the year ended December 31, 2011
Cash		1,686,562
Services		2,060,789
Inventory		750,000
Subtotal		4,497,351

Total as of December 31, 2011
Cash		3,432,879
Services	1,000,000	173,828,947	500,000
Inventory		750,000
	1,000,000	178,011,826	500,000

Preferred Stock

On December 17, 2009, the Company authorized the issuance of 1,000,000 shares of Series A convertible preferred stock to Heron Capital Partners, Ltd. for services rendered to the Company.

The preferred stock (a) shall rank senior and prior to the common stock and all other classes issued by the Company; (b) shall be entitled to 250 votes for each share; and (c) shareholder may convert one share of preferred stock to one share of common stock.

All shares of preferred stock are owned by Heron Capital Partners, Ltd.  See Note 5.

4.	Income Taxes

Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. Current and accumulated deferred tax benefit at the effective combined Federal income tax rate of 34% is $129,000 and $0, respectively, and a valuation allowance has been set up for the full amount because it is “more likely than not” that the accumulated deferred tax benefit will not be realized in the future.

BMC Capital, Inc.
Notes to Consolidated Financial Statements
For the Years Ended
December 31, 2011 and 2010

4.	Income Taxes - continued

The following table sets forth the components of estimated net deferred tax assets attributable to the Company’s net operating loss carry forward of approximately $267,000 as of December 31, 2011 and 2010.

	2011	2010
NOL carry forward	91,000	-
Less: valuation allowance	(91,000)	-
Net deferred tax asset	$-	$-

A reconciliation of estimated income tax expense at the statutory combined Federal and state income tax rate for the years ended December 31, 2011 and 2010 is as follows:

	2011	2010
Income tax expense combined rate	0%	0%

The Company did not incur income tax expenses for the year ended December 31, 2011.  The Company has filed the 2010 income tax return reflecting no tax due, but is in the process of filing an amended tax return to decrease certain stock base compensation expenses.  As a result, the Company will have approximately a $14,000 tax liability for 2010.  The tax liability will be offset by the carryback of the 2011 net operating loss.  The Company may incur penalties and interest on the amended return, which in management’s opinion will not be material to the financial statements.

5.	Related Party Transactions

On April 7, 2010, an option agreement was entered into by the Company and Tom Gingerich, chief financial officer, whereby he has the option to purchase 500,000 common shares at an exercise price of $0.005 per share.

On August 1, 2010, the Company authorized the issuance of 60,000 shares of common stock to family members of Christian Briggs.  The Company recognized $22,800 which is included in consulting fees in the accompanying statement of operations.

During the years ended December 31, 2011 and 2010, the Company paid Seneca $0 and $155,605 and Heron $397,000 and $92,660 for consulting fees and consulting bonuses, respectively; and Christian Briggs $0 and $100,885 for commissions and consulting fees, respectively.  At December 31, 2011 $80,000 was due to Heron and is recorded in accrued consulting fees on the accompanying consolidated balance sheet.

During the years ended December 31, 2011 and 2010 the Company recognized revenues from Scott Asset Management of $0 and $972,740, respectively, and cost of sales of $0 and $92,466, respectively.  Scott Asset Management was owned by Michael Scott, a board member during 2010.

BMC Capital, Inc.
Notes to Consolidated Financial Statements
For the Years Ended
December 31, 2011 and 2010

6.	Short Term Note Payable

On June 16, 2011 the Company entered into a 10% convertible demand promissory note payable to Conforto Partners, LLC, a related party.  The carrying amount of the note in the financial statements is $47,125, and is due and payable upon demand.  The unpaid principal and accrued interest, at the sole discretion of the holder, may be converted into common stock of the Company at the lower of a 45% discount to the bid or current Private Placement Memorandum price.  As of December 31, 2011 the note would be convertible to 166,000 shares of common stock of the Company.  As of December 31, 2011 the note remains outstanding and has not been converted into common stock.

On December 12, 2011 the Company entered into a 5% promissory note payable to Heron.  The carrying amount of the note in the financial statements is $60,000, and is due and payable by December 12, 2012.

7.	Stock Incentive Plan

The Company established the BMC Capital, Inc. 2010 Stock Incentive Plan (the “Plan”) effective May 1, 2010.  The Plan will be terminated as of the earlier of May 1, 2020 or by the Board of Directors.  The Plan had no activity during 2011 and 2010.

Purposes

The purposes of the Plan are to attract and retain highly qualified individuals to perform services for the Company and to align the interests of those individuals with those of the stockholders of the Company.

Administration and Operation

The Plan shall be administered by the Compensation Committee of the Board (“the Committee”) or such other committee of the Board as may be designated by the Board to administer the Plan. The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms. The Committee shall have all the authority that may be necessary to administer the Plan in its entirety or discharge its responsibilities with respect to the Plan.

Subject to adjustment as provided in the Plan, the maximum number of shares of Common Stock that shall be available for grant of Awards under the Plan shall be 10,000,000 shares of Common Stock.

Eligibility

The Committee shall select Participants from those Employees, Outside Directors and other individuals or entities providing services to the Company that, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company.

Types of Awards

The shares with respect to which Awards may be granted under the Plan are shares of Common Stock.  Awards may take the form of stock options (either incentive stock options or nonqualified stock options) or restricted stock. All Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan.

Other Provisions

The Board may at any time suspend, terminate, amend or modify the Plan, in whole or in part; provided, however, that no amendment or modification of the Plan shall become effective without the approval of such amendment or modification by the holders of at least a majority of the shares of Common Stock.

BMC Capital, Inc.
Notes to Consolidated Financial Statements
For the Years Ended
December 31, 2011 and 2010

7.	Stock Incentive Plan - continued

The Committee may amend the terms of any outstanding Award granted pursuant to the Plan, but except as otherwise provided herein, no such amendment shall adversely affect in any material way the Participant’s (or a Permitted Transferee’s) rights under an outstanding Award without the consent of the Participant (or the Permitted Transferee) holding such Award.

8.	Commitments and Contingencies

On April 1, 2010, the Company entered into a professional services agreement with Seneca Capital Partners, Ltd. (“Seneca”).  The agreement states Seneca is a consultant and agrees to provide the services of Christian Briggs.  The agreement continues until December 31, 2012 with an automatic two year extension, but can be terminated upon death, incapacity or “cause”, such as fraud, dishonesty, or conduct which could result in serious prejudice to the interests of the Company and change of control of the Company.  Seneca is to be compensated $20,000 per month plus out of pocket expenses.  This agreement was terminated upon entering into a professional services agreement with Heron.

On April 1, 2010, the Company entered into a professional services agreement with Heron.  The agreement states Heron is a consultant and agrees to provide the services of Christian Briggs.  The agreement continues until December 31, 2020, but can be terminated upon death, incapacity or “cause”, such as fraud, dishonesty, or conduct which could result in serious prejudice to the interests of the Company and change of control of the Company.  Heron is to be compensated $20,000 per month and expenses.  In a subsequent agreement, Heron can also earn discretionary bonuses.

If following a change of control, Heron’s agreement is terminated without cause or voluntarily terminated by Heron, Heron shall be entitled to receive a lump sum payment in the amount determined as follows: the product of (a) the then-current monthly consulting fee and (b) twenty-four (24).  The payment is to be made within three business days of the date of change of control.  Change of control occurs if there is (a) a merger with another entity not controlled by Christian Briggs, (b) a majority change (more than 50% of voting power), (c) sale of the all or substantially all of the Company’s assets or the transfer of all or (d) substantially all of the Company’s assets pursuant to a partnership or joint venture agreement where the Company’s interest is 50% or less.

Sales Concentrations

For the years ended December 31, 2011 and 2010, the Company had the following sales concentrations (a percentage of total sales):

	2011	2010
Customer A	100%	*
Customer B	*	50%
Customer C	*	22%
Customer D	*	12%

*= Less than 10%

BMC Capital, Inc.
Notes to Consolidated Financial Statements
For the Years Ended
December 31, 2011 and 2010

8.	Commitments and Contingencies - continued

Cost of Sales Concentrations

For the years ended December 31, 2011 and 2010, the Company had the following cost of sales concentrations (a percentage of total cost of sales):

Vendor A	100%	32%
Vendor B	*	38%
Vendor C	*	18%

*=Less than 10%

9.	Discontinued Operations

During the third quarter of 2010, First Collectibles, Inc. (“FC”) was organized to be a retailer of less expensive coins and collectibles for the Company.  The Company acquired 60% by providing services to FC and 40% was owned by a non-related individual.  During the fourth quarter of 2010, the Company decided to discontinue FC’s operations, and formerly dissolved FC in September 2011.  During 2010, FC incurred a $230,415 loss before taxes; there was no activity in 2011.  As of December 31, 2010 FC had no material assets or liabilities.

10.	Subsequent Events

On February 15, 2012 the Company entered into a 5% promissory note payable to Heron.  The principal amount of the note is $5,000, and is due and payable by February 15, 2013.  The Company repaid the note and $10 of accrued interest on February 28, 2012.

On February 28, 2012 the Company repaid to Heron its outstanding promissory note payable in the amount of $60,000 and accrued interest of $642.

On March 29, 2012 the Company entered into a 5% promissory note payable to Heron.  The principal amount of the note is $11,000, and is due and payable by March 28, 2013.  The Company repaid the note and $11 of accrued interest on April 4, 2012.

The following table illustrates the outstanding short term notes payable entered into after December 31, 2011:

	Date of	Interest	Principal
Payable To	Loan	Rate	Amount
Heron	4/26/2012	5%	5,000
Heron	5/14/2012	5%	7,500
Heron	5/30/2012	5%	5,000
Heron	6/13/2012	5%	10,000
Heron	7/13/2012	5%	6,300

BMC Capital, Inc.
Consolidated Balance Sheets
March 31, 2012 and December 31, 2011

	March 31,	December 31,
	2012	2011
	"Unaudited"	"Unaudited"
Assets

Current Assets
Cash	$152	$4,991
Inventory-Coins	749,690	865,610
Accounts Receivable	23,700	300
Total Curent Assets	773,542	870,901

Total Assets	$773,542	$870,901

Liabilities and Stockholders' Equity

Current Liabilities
Accounts Payable	$-	$-
Short Term Notes Payable, related party (Note 5)	58,125	107,125
Accrued Consulting Fees, related party (Note 4)	100,000	80,000
Accrued Payroll Taxes	3,546	-
Accrued Interest	3,931	2,899
Total Current Liabilities	165,602	190,024

Total Liabilities	165,602	190,024

Commitments and Contingencies

Stockholders' Equity (Note 3)

Preferred Stock, convertible, $.001 par value; 1,000,000 shares
authorized; 1,000,000, issued and outstanding	1,000	1,000
Common Stock $.001 par value 249,000,000
authorized;177,258,160 issued and 178,011,826 outstanding
as of March 31, 2012 and as of December 31, 2011	178,013	178,013
Additional paid-in capital	1,975,116	1,975,116
Non-controlling interest	-	-
Retained deficit	(1,546,189)	(1,473,252)

Total Stockholders' Equity	607,940	680,877

Total Liabilities and Stockholders' Equity	$773,542	$870,901

The accompanying footnotes are an integral part of these consolidated financial statements.

BMC Capital, Inc.
Consolidated Statements of Operations
For the Three Months Ended March 31, 2012 and 2011

	Three Months Ended March 31,
	2012	2011
	"Unaudited"	"Unaudited"
Revenues
Revenues	$152,841	$-
Cost of Goods Sold	137,220	-
Gross Profit	15,621	-

Operating Expenses
Consulting fees (Note 4)	60,000	68,000
Professional fees	-	900
General and administrative	28,558	7,105

Net loss	(72,937)	(76,005)

Basic and diluted
earnings per share	$0.00	$0.00

Weighted average number of
common shares outstanding	178,011,826	173,974,689

The accompanying footnotes are an integral part of these consolidated financial statements.

BMC Capital, Inc.
Consolidated Statements of
Changes in Stockholders' Equity
For the Three Months Ended March 31, 2012
(Unaudited)

	Shares		Preferred	Common	Additional		Non-controlling
	Preferred	Common	Stock	Stock	Paid-in	Deficit
	Stock	Stock	Amount	Amount	Capital	Accumulated	Interest	Total

Balance as of December 31, 2011	1,000,000	178,011,826	$1,000	$178,013	$1,975,116	$(1,473,252)	$-	$680,877

Net loss	-	-	-	-	-	(72,937)	-	(72,937)

Balance as of March 31, 2012	1,000,000	178,011,826	$1,000	$178,013	$1,975,116	$(1,546,189)	$-	$607,940

The accompanying notes are an integral part of these consolidated financial statements.

BMC Capital, Inc.
Consolidated Statements
 of Cash Flows
For the Three Months March 31, 2012 and 2011

	Three Months Ended March 31,
	2012	2011
	"Unaudited"	"Unaudited"
Cash Flow from Operating Activities
Net loss	$(72,937)	$(76,005)

Changes in operating assets and liabilities:
Accounts Receivable	(23,400)	-
Inventory-Coins	115,920	(5,150)
Accounts Payable	-	(124,550)
Accrued Consulting Fees	20,000	20,000
Accrued Payroll Taxes	3,546	-
Accrued Interest	1,032	-
Net cash provided by (used in) operating activities	44,161	(185,705)

Cash Flow from Investing Activities

Net cash provided by(used in)
investing activities	-	-

Cash Flow from Financing Activities

Issuance of common stock	-	250,000
Proceeds from Short Term Notes Payable, related party	11,000	-
Payment of Short Term Notes Payable, related party	(60,000)	-
Net cash provided by (used in) financing activities	(49,000)	250,000
Net increase (decrease) in cash	(4,839)	64,295
Cash at beginning of year	4,991	1,356
Cash at end of year	$152	$65,651

Supplemental Disclosures of Cash Flow Information
Cash paid during the period for:
Interest	$651	$-
Income Taxes	$-	$-

The accompanying footnotes are an integral part of these consolidated financial statements.

BMC Capital, Inc.
Notes to Consolidated Financial Statements
For the Three Months Ended
March 31, 2012

1.	Nature of Operations

BMC Capital, Inc. (“Company”) was incorporated under the laws of the State of Nevada on December 28, 2009.

The Company buys and sells rare coins, precious metals and collectibles.  From inception, the Company has established a broad range of vendor and strategic partner contacts to further its business model. It also has an extensive database of rare coins, precious metals, rare coin collectors and investors. The Company has developed its own website and is fully equipped for internet trading.

2.	Summary of Significant Accounting Policies

Basis of Presentation

 The condensed, consolidated financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles have been omitted. However, in the opinion of management, all adjustments (which include only normal recurring accruals) necessary to present fairly the financial position and results of operations for the periods presented have been made. The results for interim periods are not necessarily indicative of trends or of results to be expected for the full year. These consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company for the year ended December 31, 2011, including the notes to the consolidated financial statements.

 Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period.  Actual results could differ from those estimates.

 Principles of Consolidation

The consolidated financial statements include those of the Company and its 60% owned subsidiary, First Collectibles, Inc (“FC”).  All intercompany balances and transactions have been eliminated in consolidation.  FC was dissolved September 22, 2011.

Cash and cash equivalents

The Company considers all cash on hand, cash in banks and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.  At times cash and cash equivalent balances at a limited number of banks and financial institutions may exceed insurable amounts.  The Company believes it mitigates its risks by depositing cash or investing in cash equivalents in major financial institutions. At March 31, 2012 none of the Company’s cash was in excess of federally insured limits.

BMC Capital, Inc.
Notes to Consolidated Financial Statements
For the Three Months Ended
March 31, 2012

2.	Summary of Significant Accounting Policies - continued

Revenue Recognition

The Company recognizes revenue when:

•	Persuasive evidence of an arrangement exists:
•	Delivery has occurred;
•	Price is fixed or determinable; and
•	Collectability is reasonably assured.

 The Company closely follows the provisions of the Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic (“ASC”) 605, “Revenue Recognition”, which includes the guidelines of Staff Accounting Bulletin No. 104 as described above.

Accounts Receivable

The Company carries its accounts receivable at their estimated realizable amounts and periodically evaluates the credit condition of its customers.  The allowance for uncollectible accounts receivables is based on the Company’s historical bad debt experience and on management’s evaluation of collectability of the individual outstanding balances.  As of March 31, 2012, the Company had not identified any uncollectible accounts.

Inventory

Inventory, consists of rare coins, metals and collectibles, which are valued at the lower of cost (computed on a specific item basis) or market.

Fair Value of Financial Instruments

The carrying value of cash, accounts receivable, accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments.  Unless otherwise noted, it is management’s opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Income Taxes

The Company follows the accrual method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on the deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with ASC 260 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the consolidated statements of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period.  Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potentially dilutive common shares if their effect is anti-dilutive.

BMC Capital, Inc.
Notes to Consolidated Financial Statements
For the Three Months Ended
March 31, 2012

2.	Summary of Significant Accounting Policies - continued

The Company has excluded dilutive instruments from the loss per share calculation for the three months ended March 31, 2012 and 2011 because they would have been anti-dilutive.

Share based Compensation

Compensation cost relating to share-based payment transactions (including the cost of all employee stock options) is required to be recognized in the consolidated financial statements and covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.  That cost will be measured based on the estimated fair value of the equity or liability instruments issued.  See Note 3.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s options would have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion the existing models may not necessarily provide a reliable single measure of the fair value of the Company’s options, although they provide the best estimate currently available.

Recent Accounting Pronouncements

During the quarter ended March 31, 2012 and through August 10, 2012, there were several new accounting pronouncements issued by the FASB the most recent of which was Accounting Standards Update 2012-02, Intangibles–Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment.  Each of these pronouncements, as applicable, has been or will be adopted by the Company.  Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s consolidated financial statements.

3.	Stockholders’ Equity

The total number of common stock authorized that may be issued by the Company is 249,000,000 shares and 1,000,000 Preferred Shares each with a par value of $.001 per share. No other class of shares is authorized.

As of March 31, 2012 outstanding common shares exceeded the issued shares by 753,666.  A shareholder purchased 753,666 shares during 2011 but the shares were not issued until May 11, 2012.

4.	Related Party Transactions

On April 1, 2010, the Company entered into a professional services agreement with Heron.  The agreement states Heron is a consultant and agrees to provide the services of Christian Briggs.  The agreement continues until December 31, 2020, but can be terminated upon death, incapacity or “cause”, such as fraud, dishonesty, or conduct which could result in serious prejudice to the interests of the Company and change of control of the Company.  Heron is to be compensated $20,000 per month and reimbursed travel and other out of pocket expenses.  In a subsequent agreement, Heron can also earn discretionary bonuses.

BMC Capital, Inc.
Notes to Consolidated Financial Statements
For the Three Months Ended
March 31, 2012

4.	Related Party Transactions - continued

During the three months ended March 31, 2012 the Company paid Heron $40,000 for consulting fees.  At March 31, 2012 $100,000 was due to Heron and is recorded in accrued consulting fees on the accompanying consolidated balance sheet.

5.	Short Term Note Payable

On June 16, 2011 the Company entered into a 10% convertible demand promissory note payable to Conforto Partners, LLC, a related party.  The carrying amount of the note in the consolidated financial statements is $47,125, and is due and payable upon demand.  The unpaid principal and accrued interest, at the sole discretion of the holder, may be converted into common stock of the Company at the lower of a 45% discount to the bid or current Private Placement Memorandum price.  As of March 31, 2012 the note would be convertible to 166,000 shares of common stock of the Company.  As of March 31, 2012 the note remains outstanding and has not been converted into common stock.

On March 29, 2012 the Company entered into a 5% promissory note payable to Heron.  The principal amount of the note is $11,000, and is due and payable by March 28, 2013.  The Company repaid the note and $11 of accrued interest on April 4, 2012.  During the quarter ended March 31, 2012, the Company repaid its $60,000 promissory note payable to Heron which was outstanding at December 31, 2011.

6.	Subsequent Events

The following table illustrates the outstanding short term notes payable entered into after March 31, 2012:

	Date of	Interest	Principal
Payable To	Loan	Rate	Amount
Heron	4/26/2012	5%	5,000
Heron	5/14/2012	5%	7,500
Heron	5/30/2012	5%	5,000
Heron	6/13/2012	5%	10,000
Heron	7/13/2012	5%	6,300

Dealer Prospectus Delivery Obligation

Until November 7, 2012 (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The selling stockholders are offering and selling shares of our common stock only to those persons and in those jurisdictions where these offers and sales are permitted.

You should rely only on the information contained in this prospectus, as amended and supplemented from time to time.  We have not authorized anyone to provide you with information that is different from that contained in this prospectus.  If anyone provides you with different or inconsistent information, you should not rely on it.  The information in this prospectus is complete and accurate only as of the date of the front cover regardless of the time of delivery or of any sale of shares.  Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has not been a change in our affairs since the date hereof.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth costs and expenses payable by us in connection with the sale of our common shares being registered.  All amounts except the SEC filing are estimates.

SEC registration fee	$69
Accounting and Audit fees and expenses	$53,300
Legal fees and expenses	$15,000
Miscellaneous	$5,500

Total	$73,869

The foregoing are estimates only.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Nevada Corporate Law provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.  Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such offer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS - continued

To the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our stockholders for damages for breach of such director’s or officers fiduciary duty.  The effect of this is to eliminate the right of us and our stockholders (through stockholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior, except under certain situations defined by statute.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to our directors, officers and controlling person pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted by such director officer or controlling person in connection with the securities being registered, we willfulness in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

In June of 2006, we issued 20,000 shares of common stock to Heron Capital Partners, Ltd. (“Heron”), for consideration of $1,000.  Heron is owned by Austin Capital Partners, LLC (“Austin”) and Choctaw Revocable Trust (“Choctaw”).  Austin’s members and Choctaw’s beneficiaries are Christian Briggs, our Chief Executive Officer and a member of our Board of Directors, and his spouse Julie Briggs, the wife of Christian Briggs.

On December 15, 2009, we issued 152,880,000 shares of common stock and 1,000,000 shares of preferred stock (100% of our preferred stock) to Heron for services rendered to the Company.

On December 18, 2009, we issued 100,000 shares of common stock to Thomas Gingerich, our Chief Financial Officer and a member of our Board of Directors.

As a result of our merger with Comanchero Corporation, a Texas corporation, on December 18, 2009, we issued to Carnation Management Corp., a Panamanian corporation, a then shareholder of that Texas corporation, 6,000,000 shares of our common stock in a transaction we believe is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 pursuant to the provisions of Regulation S.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES - continued

As a result of our merger with Comanchero Corporation, a Texas corporation, on December 18, 2009, we issued to Silverdust Inc., a Panamanian corporation, a then shareholder of that Texas corporation, 3,000,000 shares of our common stock in a transaction we believe is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 pursuant to the provisions of Regulation S.

As result of our merger with Comanchero Corporation, a Texas corporation, on December 18, 2009, we issued to Heron Capital Partners, Ltd., a then shareholder of that Texas corporation, 75,940,000 shares of our common stock in a transaction we believed is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 pursuant to the provisions of Section 4(2) of that act and Rule 506 of Regulation D.

On April 7, 2010, an option agreement was entered into by us and Thomas Gingerich, our Chief Financial Officer and a member of our Board of Directors, whereby he has the option to purchase 500,000 shares of our common stock at an exercise price of $0.005 per share.

On August 1, 2010, we issued 60,000 shares of our common stock to family members of Christian Briggs.  The names of those family members, their relationships to Mr. Briggs and number of shares are as follows:

Name	Relationship	Number of Shares

Pricilla Huntress	Mother	10,000
Bruce Wasmuth	Stepfather	10,000
Julie Briggs	Wife	10,000
The Gabrielle Briggs 1995 Trust	Daughter	10,000
Dominic Briggs	Son	10,000
Stephanie Briggs	Sister	10,000

We believe that the transaction pursuant to which those shares were issued to those family members of Mr. Briggs were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 pursuant to the provisions of Section 4(2) of that Act and Rule 506 of Regulation D.  Those family had pre-existing relationships with us and/or our agents.  In connection with the issuance of those shares, no general solicitation or advertising was used.  No commission or other remuneration was paid in connection with the issuance of those shares.

In 2009, 2010, and 2011, we sold to 36 investors 3,232,879 shares of our common stock at purchase prices of $.001 to $.19 per share for a total of $778,800.  We believe that the transactions pursuant to which those shares were issued to those investors were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 pursuant to the provisions of Section 4(2) of that Act and Rule 506 of Regulation D.  Those investors had preexisting relationships with us and/or our agents.  In connection with the offer and sale of those shares, no general solicitation or advertising was used.  No commission or other remuneration was paid in connection with the offer and sale of those shares.

On March 24, 2010, we had 85,470,658 shares of our common stock issued and outstanding.  On that date, we effectuated a 2 for 1 forward stock split, such that after that stock split we had 170,941,316 shares of our common stock outstanding.

On January 4, 2010, we issued to Brent Almand 5,000 shares of our common stock for consulting services provided by Mr. Almand to us, at a value of $.001 per share.  Those consulting services were for the development of our website.  We believe that the transaction pursuant to which those shares were issued was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 pursuant to the provisions of Section 4(2) of that Act and Rule 506 of Regulation D.  The recipient of those shares had a pre-existing relationship with us and/or our agents.  In connection with the issuance of those shares, no general solicitation or advertising was used.  No commission or other remuneration was paid in connection with the issuance of those shares.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES - continued

On January 4, 2010, we issued to Delfino Galindo 5,000 shares of our common stock for consulting services rendered to us by Mr. Galindo at a value of $.001 par value per share.  Those consulting services were for the development of our website.  We believe that the transaction pursuant to which those shares were issued was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 pursuant to the provisions of Section 4(2) of that Act and Rule 506 of Regulation D.  The recipient of those shares had a pre-existing relationship with us and/or our agents.  In connection with the issuance of those shares, no general solicitation or advertising was used.  No commission or other remuneration was paid in connection with the issuance of those shares.

On January 4, 2010, we issued to Doyle Heath McBurnett 12,500 shares of our common stock for consulting services provided to us by Mr. McBurnett at a value of $.001 per share.  Those services were related to our marketing and distribution programs.  We believe that the transaction pursuant to which those shares were issued was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 pursuant to the provisions of Section 4(2) of that Act and Rule 506 of Regulation D.  The recipient of those shares had a pre-existing relationship with us and/or our agents.  In connection with the issuance of those shares, no general solicitation or advertising was used.  No commission or other remuneration was paid in connection with the issuance of those shares.

On October 19, 2010, we issued to Island Stock Transfer, our transfer agent, 25,000 shares of our common stock for its services as our transfer agent, at a per share value of $.001 per share.  We believe that the transaction pursuant to which those shares were issued was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 pursuant to the provisions of Section 4(2) of that Act and Rule 506 of Regulation D.  The recipient of those shares had a pre-existing relationship with us and/or our agents.  In connection with the issuance of those shares, no general solicitation or advertising was used.  No commission or other remuneration was paid in connection with the issuance of those shares.

On October 19, 2010, we issued to Leslie Ball 263,158 shares of our common stock for consulting services provided by Ms. Ball to us with a value of $.001 per share. Those services were related to our marketing and distribution programs.  We believe that the transaction pursuant to which those shares were issued was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 pursuant to the provisions of Section 4(2) of that Act and Rule 506 of Regulation D.  The recipient of those shares had a pre-existing relationship with us and/or our agents.  In connection with the issuance of those shares, no general solicitation or advertising was used.  No commission or other remuneration was paid in connection with the issuance of those shares.

On September 29, 2010, we issued to Leslie Ball 25,000 shares of our common stock for consulting services provided by Mr. Ball to us with a value of $.001 per share. Those services were related to our marketing and distribution programs.  We believe that the transaction pursuant to which those shares were issued was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 pursuant to the provisions of Section 4(2) of that Act and Rule 506 of Regulation D.  The recipient of those shares had a pre-existing relationship with us and/or our agents.  In connection with the issuance of those shares, no general solicitation or advertising was used.  No commission or other remuneration was paid in connection with the issuance of those shares.

On September 29, 2010, we issued to Munck Wilson Mandala, LLP 200,000 shares of our common stock in exchange for legal services provided to Christian Briggs at a value of $.001 per share.

On January 4, 2010, we issued to Stewart Singer 25,000 shares of our common stock for consulting services provided by Mr. Singer to us at a value of $.001 per share. Those services were related to our marketing and distribution programs.  We believe that the transaction pursuant to which those shares were issued was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 pursuant to the provisions of Section 4(2) of that Act and Rule 506 of Regulation D.  The recipient of those shares had a pre-existing relationship with us and/or our agents.  In connection with the issuance of those shares, no general solicitation or advertising was used.  No commission or other remuneration was paid in connection with the issuance of those shares.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES - continued

On May 24, 2011, we issued to Ronald Bratek 200,789 shares of our common stock for marketing services provided by Mr. Bratek to us with a value of $.001 per share. Those services were related to our marketing and distribution programs.  We believe that the transaction pursuant to which those shares were issued was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 pursuant to the provisions of Section 4(2) of that Act and Rule 506 of Regulation D.  The recipient of those shares had a pre-existing relationship with us and/or our agents.  In connection with the issuance of those shares, no general solicitation or advertising was used.  No commission or other remuneration was paid in connection with the issuance of those shares.

On May 24, 2011, we issued to Sean Ryan 100,000 shares of our common stock for marketing services provided by Mr. Ryan to us with a value of $.001 per share. Those services were related to our marketing and distribution programs.  We believe that the transaction pursuant to which those shares were issued was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 pursuant to the provisions of Section 4(2) of that Act and Rule 506 of Regulation D.  The recipient of those shares had a pre-existing relationship with us and/or our agents.  In connection with the issuance of those shares, no general solicitation or advertising was used.  No commission or other remuneration was paid in connection with the issuance of those shares.

On May 24, 2011, we issued to Fred Stahl, of the Stahl Family Revocable Trust 1,500,000 shares of our common stock for marketing services provided by Mr. Stahl to us with a value of $.001 per share. Those services were related to our marketing and distribution programs.  We believe that the transaction pursuant to which those shares were issued was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 pursuant to the provisions of Section 4(2) of that Act and Rule 506 of Regulation D.  The recipient of those shares had a pre-existing relationship with us and/or our agents.  In connection with the issuance of those shares, no general solicitation or advertising was used.  No commission or other remuneration was paid in connection with the issuance of those shares.

On May 24, 2011, we issued to Carl Skelley 285,000 shares of our common stock for marketing services provided by Mr. Skelley to us with a value of $.001 per share. Those services were related to our marketing and distribution programs.  We believe that the transaction pursuant to which those shares were issued was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 pursuant to the provisions of Section 4(2) of that Act and Rule 506 of Regulation D.  The recipient of those shares had a pre-existing relationship with us and/or our agents.  In connection with the issuance of those shares, no general solicitation or advertising was used.  No commission or other remuneration was paid in connection with the issuance of those shares.

On January 26, 2011, we issued to Joe Denton warrants to purchase 58,334 shares of our common stock at an exercise price of $.30 per share.

On November 18, 2010, we issued to Leslie Ball warrants to purchase 131,579 shares of our common stock at a purchase price of $.19 per share.

On January 25, 2011, we issued to Noel Spraggins warrants to purchase 41,667 shares of our common stock at a purchase price of $.30 per share.

On June 1, 2011, we issued to Pepperwood Partners warrants to purchase 376,833 shares of our common stock at a purchase price of $.30 per share.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES - continued

On October 5, 2010, we issued to Ronald Bratek warrants to purchase 98,685 shares of our common stock at a purchase price of $.19 per share.

On November 11, 2011, we issued to Timothy Rothwell warrants to purchase 131,579 shares of our common stock at a purchase price of $.19 per share.

On November 5, 2010, we issued to Carl Skelley warrants to purchase 504,606 shares of our common stock at an exercise price of $.19 per share.

On January 26, 2011, we issued to Emanual Sklom warrants to purchase 263,158 shares of our common stock at an exercise price of $.38 per share.

Each of the warrants specified above is exercisable until delater of (i) 6 months following the date of our initial public offering pursuant to an effective registration statement pursuant to the Securities Act of 1933, as amended, regarding the offer and sale of our common stock to the public or (ii) 6 months following the date that we become a reporting company by a merger, share exchange or other method.

We believe that the transaction pursuant to which those warrants were issued to those persons were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 pursuant to the provisions of Section 4(2) of that Act and Rule 506 of Regulation D.  Those persons had pre-existing relationships with us and/or our agents.  In connection with the issuance of those warrants, no general solicitation or advertising was used.  No commission or other remuneration was paid in connection with the issuance of those warrants.

ITEM 16. EXHIBITS

The following exhibits are filed with this Registration Statement on Form S-1.

Exhibit No.	Description
2	Agreement and Plan of Merger with Comanchero Corporation, a Texas corporation dated December 18, 2009
3.1	Articles of Incorporation
3.2	Certificate of Amendment to Articles of Incorporation changing our name to Hard Asset Management, Inc.
3.3	Certificate of Amendment to Articles of Incorporation changing our name to BMC Capital, Inc.
3.4	Certificate of Amendment to Articles of Incorporation for 2 for 1 forward stock split
3.5	Certificate of Designation for Preferred Stock
3.6	Articles of Merger with Comanchero Corporation, a Texas corporation
3.7	Bylaws
4.1	Specimen Stock Certificate
4.2	Form of Agreement granting warrants to purchase shares of our common stock
5.1	Opinion of Stepp Law Corporation
10.1	BMC Capital, Inc. Stock Incentive Plan effective May 1, 2010
10.2	Professional Services Agreement with Heron Capital Partners, Ltd. dated April 1, 2010
10.3	Option Agreement with Thomas Gingerich dated April 7, 2010
10.4	Cinsay Platform License Agreement dated August 16, 2010
10.5	Convertible Demand Promissory note dated June 16, 2011
23.1	Consent of Turner, Stone & Company, LLP
23.2	Consent of Stepp Law Corporation (included in Exhibit 5.1)
99.1	Form of subscription agreement for sales of shares of our common stock

UNDERTAKINGS

We hereby undertake to:

1. File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registrant statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933  shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date and underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that times shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement of prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

UNDERTAKINGS - continued

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchase, if the securities are offered or sold to such purchase by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant.

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or no behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on our behalf by the undersigned, in Dallas, Texas on August 8, 2012.

BMC CAPITAL, INC.

By:	/s/ Christian Briggs
Name:	Christian Briggs

Title:	Chief Executive Officer

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his place and stead, in any and all capacities, to sign any and all further amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in the connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Person	Capacity	Date

/s/Christian Briggs
	Chief Executive Officer	August 8, 2012
and Director
/s/Thomas Gingerich
	Principal Accounting Officer,	August 8, 2012
Principal Financial Officer, and
Director